                                 APPENDIX B

                              SAN DIEGO COUNTY

                    GENERAL PURPOSE FINANCIAL STATEMENTS

                  FOR THE FISCAL YEAR ENDING JUNE 30, 2001

                      Financial Report of San Diego County
________________________________________________________________________________

KPMG
     750 B Street
     San Diego, CA 92101

                          Independent Auditors' Report

The Honorable Board of Supervisors of the
      County of San Diego:

We have audited the accompanying general purpose financial statements of the
County San Diego, California (the County) as of and for the year ended June
30,2001, as listed in the accompanying table of contents. These general purpose financial statements are the responsibility of the management of the County. Our responsibility is to express an opinion on these general purpose financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the general purpose financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the general purpose financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the general purpose financial statements referred to above present fairly, in all material respects, the financial position of the County of San Diego, California as of June 30, 2001, and the results of its operations and the cash flows of its proprietary fund types, and the changes in net assets of its pension trust fund and investment trust fund, for the year then ended in conformity with accounting principles generally accepted in the United States of
America.

As discussed in Note 4(H), during 2001, the Board adopted the provisions of
Governmental Accounting Standards Board Statement No. 33, Accounting and
Financial Reporting for Non-Exchange Transactions.

Our audit was conducted for the purpose of forming an opinion on the general purpose financial statements taken as a whole. The combining and individual fund and account group financial statements and schedules listed in the accompanying table of contents, which are also the responsibility of the management of the
County, are presented for purposes of additional analysis and are not a required part of the general purpose financial statements of the County. Such additional information has been subjected to the auditing procedures applied in our audit of the general purpose financial statements and, in our opinion, is fairly presented, in all material respects, when considered in relation to the general purpose financial statements taken as a whole.

The introductory and statistical sections listed in the accompanying table of contents are presented for purposes of additional analysis and are not a required part of the general purpose financial statements of the County. Such additional information has not been subjected to the auditing procedures applied in the audit of the general purpose financial statements, and accordingly we express no opinion on it.

                                    KPMG LLP

December 28, 2001

                                       Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                            GENERAL PURPOSE STATEMENTS

IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE GOVERNMENTAL ACCOUNTING STANDARDS
BOARD, THE FOLLOWING GENERAL PURPOSE STATEMENTS ARE PRESENTED:

     COMBINED BALANCE SHEET - ALL FUND TYPES AND ACCOUNT GROUPS

     COMBINED STATEMENT OF REVENUES, EXPENDITURES, AND CHANGES IN FUND BALANCES - ALL GOVERNMENTAL FUND TYPES

     COMBINED STATEMENT OF REVENUES, EXPENDITURES, AND CHANGES IN FUND BALANCES - (BUDGET AND ACTUAL) NONGAAP
     BUDGETARY BASIS - ALL GOVERNMENTAL FUND TYPES

     COMBINED STATEMENT OF REVENUES, EXPENSES, AND CHANGES IN RETAINED EARNINGS - ALL PROPRIETARY FUND TYPES

     COMBINED STATEMENT OF CASH FLOWS - ALL PROPRIETARY FUND TYPES

     PENSION TRUST FUND - STATEMENT OF CHANGES IN PLAN NET ASSETS

     INVESTMENT TRUST FUND - STATEMENT OF CHANGES IN NET ASSETS

     NOTES TO COMBINED FINANCIAL STATEMENTS

____________________________________________________________________________________________________________________

                      Financial Report of San Diego County
____________________________________________________________________________________________________________________

                               COMBINED BALANCE SHEET
                        ALL FUND TYPES AND ACCOUNT GROUPS
                                 JUNE 30, 2001
                     With Comparative Figures for June 30, 2000
                                 (In Thousands)
                                                                                    GOVERNMENTAL FUND TYPES
                                                                                       SPECIAL        DEBT        CAPITAL
                                                                        GENERAL        REVENUE       SERVICE      PROJECTS
ASSETS AND OTHER DEBITS
Equity in Pooled Cash and Investments                                 $ 391,846       334,035         2,202        10,296
Cash with Fiscal Agent                                                  186,043         1,793        36,082        35,510
Collections in Transit                                                    2,198         5,667
Imprest Cash                                                                312            17
Investments                                                                   2
Taxes Receivable                                                            102
Accounts and Notes Receivable                                           158,558       111,301           238           814
Due from Other Funds                                                    198,025        15,381            94        15,907
Advances to Other Funds                                                     689           157           478
Inventory of Materials and Supplies                                       8,070         3,070
Deposits with Others                                                                      127                           7
Restricted Assets:
  Investments                                                                          81,830
Fixed Assets, Net
Amount Available in Debt Service Funds
Amount to be Provided for Retirement of
General Long-Term Debt
Total Assets and Other Debits                                         $ 945,845       553,378        39,094        62,534
LIABILITIES, EQUITY AND OTHER CREDITS
Liabilities:
  Accounts Payable                                                     $ 35,011        10,820                      1,307
  Accrued Payroll                                                        29,874         1,662
  Accrued Interest
  Amount Due for Tax & Revenue Anticipation Notes                       179,147
  Due to Other Funds                                                     43,115        85,991           307        22,551
  Obligations Under Securities Lending
Due to Other Governments
  Advances from Other Funds                                                               371           287        10,331
  Amount Due for Commercial Paper Notes
  Deferred Revenue                                                       40,414        10,075                       5,810
  Long-Term Debt Payable
Total Liabilities                                                       327,561       108,919           594        39,999
Equity and Other Credits:
  Investment in General Fixed Assets
  Contributed Capital
Retained Earnings:
  Unreserved
Fund Balances:
  Reserved for Encumbrances                                              99,848        67,741                         160
  Reserved for Notes Receivable and Advances                              7,000        24,070
  Reserved for Deposits with Others                                                       127
  Reserved for Inactive Landfill Maintenance                                          101,414
  Reserved for Inventory of Materials and Supplies                        8,070           344
  Reserved for Debt Service                                                                          38,500
  Reserved for Pool Participants
  Reserved for Employees' Pension Benefits
  Reserved for Other Purposes                                           152,173        35,305
Unreserved:
  Designated for Subsequent Years' Expenditures                         125,290            86
  Undesignated                                                          225,903       215,372                      22,375
Total Equity and Other Credits                                          618,284       444,459        38,500        22,535

Total Liabilities, Equity and Other Credit                             $945,845       553,378        39,094        62,534

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                            GENERAL PURPOSE STATEMENTS

                                                COMBINED BALANCE SHEET
                                           ALL FUND TYPES AND ACCOUNT GROUPS
                                                    JUNE 30, 2001
                                     With Comparative Figures for June 30, 2000
                                                    (In Thousands)
                                                                                                           STATEMENT 1A
            PROPRIETARY                   FIDUCIARY                                                          TOTALS
             FUND TYPES                   FUND TYPES                   ACCOUNT GROUPS                   (MEMORANDUM ONLY)
                       INTERNAL           TRUST AND         GENERAL FIXED      GENERAL LONG-TERM
    ENTERPRISE          SERVICE            AGENCY               ASSETS               DEBT             2001          2000

     67,662             145,189           1,814,121                                                2,765,351      2,283,568
                                            144,471                                                  403,899        504,565
          7               2,922              12,855                                                   23,649         13,425
          2                 201                  39                                                      571            520
                                          3,954,245                                                3,954,247      4,242,134
                                            215,237                                                  215,339        213,266
        408               2,021              73,574                                                  346,914        306,243
      1,972              23,772              66,846                                                  321,997        202,648
      9,772                 207                                                                       11,303          5,359
        118               2,166                                                                       13,424         13,335
                                                                                                         134            134

     68,112              75,650               1,503            1,267,762                              81,830        102,014
                                                                                      38,500       1,413,027      1,365,895
                                                                                                      38,500         32,499

                                                                                   1,000,951       1,000,951      1,085,105
    148,053             252,128           6,282,891            1,267,762           1,039,451       10,591,136    10,370,710

      1,791              13,096             145,769                                                  207,794        140,072
        139                 829                                                                       32,504         30,829
                                                                                                                          1
                                                                                                     179,147        131,607
        741              59,674             109,618                                                  321,997        202,648
                                            183,184                                                  183,184        206,065
      1,417                                 502,537                                                  503,954        685,058
        314                                                                                           11,303          5,359
                                             63,856                                                   63,856         71,630
        102                   2                                                                       56,403         23,819
        503              92,649                                                    1,039,451       1,132,603      1,189,888
      5,007             166,250           1,004,964                                1,039,451       2,692,745      2,686,976

                                                               1,267,762                           1,267,762      1,236,708
     44,456              57,458                                                                      101,914        101,915

     98,590              28,420                                                                      127,010        106,950

                                                                                                     167,749        115,980
                                                                                                      31,070         26,044
                                                                                                         127             54
                                                                                                     101,414        104,224
                                                                                                       8,414          7,967
                                                                                                      38,500         32,499
                                          1,461,060                                                1,461,060      1,318,081
                                          3,816,867                                                3,816,867      4,272,606
                                                                                                     187,478

                                                                                                     125,376         88,852
                                                                                                     463,650        271,854
    143,046              85,878           5,277,927            1,267,762                           7,898,391      7,683,734

    148,053             252,128           6,282,891            1,267,762           1,039,451       10,591,136    10,370,710

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                      Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                   COMBINED STATEMENT OF REVENUES, EXPENDITURES
                            AND CHANGES IN FUND BALANCES - ALL GOVERNMENTAL FUND TYPES
                                              Year Ended June 30, 2001
                                With Comparative Figures for Year Ended June 30, 2000
                                                  (In Thousands)
                                                                                                           STATEMENT 1B
                                                                SPECIAL        DEBT        CAPITAL
                                                  GENERAL       REVENUE       SERVICE     PROJECTS            TOTALS
                                                    FUND         FUNDS         FUNDS        FUNDS        (MEMORANDUM ONLY)

                                                                                                         2001         2000

Revenues:
  Taxes                                         $   340,769      89,550          540         1,609      432,468     344,393
  Licenses, Permits and Franchises                   24,751      10,045                                  34,796      31,796
  Fines, Forfeitures and Penalties                   29,511       1,624                      9,004       40,139      36,235
  Revenues from Use of Money and
Property                                           39,176        27,751        1,836        5,481       74,244       48,519
  Aid from Other Governmental Agencies:
   State                                            773,424     426,933                      1,693    1,202,050    1,070,475
   Federal                                          423,066      64,466                      1,405      488,937     454,968
   Other                                             37,304       5,531        4,531           800       48,166      49,570
  Charges for Current Services                      198,522      22,374                      2,400      223,296     209,400
  Other Revenue                                      31,905       5,025                        284       37,214      28,782
Total Revenues                                    1,898,428     653,299        6,907        22,676    2,581,310    2,274,138

Expenditures:
  Current:
   General                                          134,357       2,357                                 136,714     150,879
   Public Protection                                706,978      21,234                                 728,212     667,565
   Public Ways and Facilities                         2,819      81,113                                  83,932      72,721
   Health and Sanitation                            432,210      22,418                                 454,628     370,379
   Public Assistance                                692,983      54,447                                 747,430     737,284
   Education                                            501      18,120                                  18,621      14,263
   Recreational and Cultural                         11,833       1,269                                  13,102      12,393
   Capital Outlay                                                                           57,723       57,723      55,239
   Debt Service                                      12,581       2,528      124,891                    140,000     110,221
Total Expenditures                                1,994,262     203,486      124,891        57,723    2,380,362    2,190,944

Excess of Revenues Over
  (Under) Expenditures                            (95,834)      449,813      (117,984)    (35,047)      200,948      83,194

Other Financing Sources (Uses):
  Sale of Fixed Assets                                   14          19                      2,825        2,858       1,277
  Long Term Debt Proceeds                                         3,584                                   3,584      70,461
   Proceeds of Lease Purchase                                                                                         1,654
     Financing Instruments
  Operating Transfers In                            360,791      86,646      126,969        87,478      661,884     250,127
  Operating Transfers (Out)                        (135,296)   (441,786)      (2,984)      (81,115)    (661,181)   (258,057)
  Proceeds of Refunding Bonds                                       454       17,946                     18,400      14,988
  Payment to Refunded Bond Escrow Agent                            (454)     (17,946)                   (18,400)    (14,988)
Total Other Financing
  Sources (Uses)                                  225,509      (351,537)      123,985       9,188        7,145       65,462
Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                       129,675        98,276        6,001      (25,859)      208,093     148,656

Fund Balances - Beginning of Year                   495,367     346,119       32,499        48,394      922,379     515,070
Equity Conveyed to Other Entities
Residual Equity Transfers (Out)                      (7,141)                                             (7,141)    (16,268)
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies                            383            64                                     447          16
Fund Balances - End of Year                     $   618,284     444,459       38,500        22,535    1,123,778     647,474

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                     COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN FUND BALANCES
                                         (BUDGET AND ACTUAL) NONGAAP BUDGETARY BASIS
                                                 ALL GOVERNMENTAL FUND TYPES
                                                   Year Ended June 30, 2001
                                                       (In Thousands)
                                                                                                              STATEMENT 1C
                                                                                             GENERAL FUND
                                                                             Actual on                           Variance
                                                                             Budgetary                          Favorable
                                                                               Basis            Budget        (Unfavorable)

Revenues:
  Taxes                                                                   $   340,769           337,436            3,333
  Licenses, Permits and Franchises                                             24,751            22,872            1,879
  Fines, Forfeitures and Penalties                                             29,511            27,642            1,869
  Revenues from Use of Money and Property                                      36,877            23,939           12,938
  Aid from Other Governmental Agencies:
   State                                                                      773,424           876,461         (103,037)
   Federal                                                                    423,066           407,581           15,485
   Other                                                                       37,304            37,446             (142)
  Charges for Current Services                                                198,522           188,205           10,317
  Other Revenue                                                                31,905            46,846          (14,941)
Total Revenues                                                              1,896,129         1,968,428          (72,299)

Expenditures:
  Current:
   General                                                                    142,584           203,207           60,623
   Public Protection                                                          719,296           779,068           59,772
   Public Ways and Facilities                                                   4,268            20,639           16,371
   Health and Sanitation                                                      447,476           521,622           74,146
   Public Assistance                                                          700,198           805,855          105,657
   Education                                                                      503               523               20
   Recreational and Cultural                                                   14,009            15,358            1,349
   Capital Outlay
   Debt Service                                                                12,581            12,581
Total Expenditures                                                          2,040,915         2,358,853          317,938

Excess of Revenues Over
  (Under) Expenditures                                                       (144,786)         (390,425)         245,639

Other Financing Sources (Uses):
  Sale of Fixed Assets                                                             14                                 14
  Operating Transfers In                                                      360,791           361,171             (380)
  Operating Transfers (Out)                                                  (188,491)         (197,196)           8,705
  Long Term Debt Proceeds
  Encumbrances, Beginning of Year                                              91,888            91,888
Total Other Financing
  Sources (Uses)                                                              264,202           255,863            8,339

Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                                                   119,416          (134,562)         253,978

Fund Balances - Beginning of Year                                             261,250           261,250
Equity Conveyed to Other Entities
Residual Equity Transfers (Out)                                                (7,141)           (7,141)
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies                                                          383                                383
Fund Balances - End of Year                                               $   373,908           119,547          254,361

____________________________________________________________________________________________________________________________(Cont)
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                         COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN FUND BALANCES
                                    (BUDGET AND ACTUAL) NONGAAP BUDGETARY BASIS
                                               ALL GOVERNMENTAL FUND TYPES
                                                 Year Ended June 30, 2001
                                                     (In Thousands)
                                                                                                    STATEMENT 1C (Cont)
                                                                                         SPECIAL REVENUE FUND
                                                                             Actual on                           Variance
                                                                             Budgetary                          Favorable
                                                                               Basis            Budget        (Unfavorable)

Revenues:
  Taxes                                                                    $   89,550            72,898           16,652
  Licenses, Permits and Franchises                                             10,045             8,718            1,327
  Fines, Forfeitures and Penalties                                              1,624             1,117              507
  Revenues from Use of Money and Property                                      24,635             6,573           18,062
  Aid from Other Governmental Agencies:
   State                                                                      426,934           436,364           (9,430)
   Federal                                                                     64,466            97,470          (33,004)
   Other                                                                        5,505             3,457            2,048
  Charges for Current Services                                                 22,374            35,728          (13,354)
  Other Revenue                                                                 4,997             5,029              (32)
Total Revenues                                                                650,130           667,354          (17,224)

Expenditures:
  Current:
   General                                                                      1,691             1,944              253
   Public Protection                                                           21,860            32,434           10,574
   Public Ways and Facilities                                                 107,499           145,809           38,310
   Health and Sanitation                                                       57,887            73,722           15,835
   Public Assistance                                                           54,447            90,183           35,736
   Education                                                                   21,963            24,961            2,998
   Recreational and Cultural                                                    2,133             5,800            3,667
   Capital Outlay
   Debt Service
Total Expenditures                                                            267,480           374,853          107,373

Excess of Revenues Over
  (Under) Expenditures                                                        382,650           292,501           90,149

Other Financing Sources (Uses):
  Sale of Fixed Assets                                                             19                                 19
  Operating Transfers In                                                        7,926             8,086             (160)
  Operating Transfers (Out)                                                  (366,901)         (381,046)          14,145
  Long Term Debt Proceeds                                                       3,584             3,584
  Encumbrances, Beginning of Year                                              24,051            24,051
Total Other Financing
  Sources (Uses)                                                             (331,321)         (345,325)          14,004

Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                                                    51,329           (52,824)         104,153

Fund Balances - Beginning of Year                                             182,276           182,276
Equity Conveyed to Other Entities                                                   -
Residual Equity Transfers (Out)                                                     -
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies                                                           64                                 64
Fund Balances - End of Year                                               $   223,669           129,452          104,217

____________________________________________________________________________________________________________________________(Cont)
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                        COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN FUND BALANCES
                                           (BUDGET AND ACTUAL) NONGAAP BUDGETARY BASIS
                                                      ALL GOVERNMENTAL FUND TYPES
                                                        Year Ended June 30, 2001
                                                              (In Thousands)
                                                                                                   STATEMENT 1C (Cont)
                                                                                          DEBT SERVICE FUND
                                                                             Actual on                           Variance
                                                                             Budgetary                          Favorable
                                                                               Basis            Budget        (Unfavorable)

Revenues:
  Taxes                                                                       $   540               418              122
  Licenses, Permits and Franchises
  Fines, Forfeitures and Penalties
  Revenues from Use of Money and Property                                         118                66               52
  Aid from Other Governmental Agencies:
   State
   Federal
   Other                                                                        4,531             4,509               22
  Charges for Current Services
  Other Revenue
Total Revenues                                                                  5,189             4,993              196

Expenditures:
  Current:
   General
   Public Protection
   Public Ways and Facilities
   Health and Sanitation
   Public Assistance
   Education
   Recreational and Cultural
   Capital Outlay
   Debt Service                                                                51,954            52,020               66
Total Expenditures                                                             51,954            52,020               66

Excess of Revenues Over
  (Under) Expenditures                                                        (46,765)          (47,027)             262

Other Financing Sources (Uses):
  Sale of Fixed Assets
  Operating Transfers In                                                       47,021            46,994               27
  Operating Transfers (Out)
  Long Term Debt Proceeds
  Encumbrances, Beginning of Year
Total Other Financing
  Sources (Uses)                                                               47,021            46,994               27

Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                                                       256               (33)             289

Fund Balances - Beginning of Year                                               1,238             1,238
Equity Conveyed to Other Entities
Residual Equity Transfers (Out)
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies
Fund Balances - End of Year                                                 $   1,494             1,205              289

____________________________________________________________________________________________________________________________(Cont)
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
________________________________________________________________________________________________________________________
                                COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN FUND BALANCES
                                                 (BUDGET AND ACTUAL) NONGAAP BUDGETARY BASIS
                                                          ALL GOVERNMENTAL FUND TYPES
                                                           Year Ended June 30, 2001
                                                                  (In Thousands)
                                                                                                    STATEMENT 1C (Cont)
                                                                                          CAPITAL PROJECTS FUND
                                                                             Actual on                           Variance
                                                                             Budgetary                          Favorable
                                                                               Basis            Budget        (Unfavorable)

Revenues:
  Taxes                                                                     $   1,609             7,155           (5,546)
  Licenses, Permits and Franchises
  Fines, Forfeitures and Penalties                                              9,004             9,484             (480)
  Revenues from Use of Money and Property                                       2,138               685            1,453
  Aid from Other Governmental Agencies:
   State                                                                        1,693            54,115          (52,422)
   Federal                                                                      1,405             4,657           (3,252)
   Other                                                                          800               838              (38)
  Charges for Current Services                                                  2,400             4,630           (2,230)
  Other Revenue                                                                   284             4,101           (3,817)
Total Revenues                                                                 19,333            85,665          (66,332)

Expenditures:
  Current:
   General
   Public Protection
   Public Ways and Facilities
   Health and Sanitation
   Public Assistance
   Education
   Recreational and Cultural
   Capital Outlay                                                              39,016           175,111          136,095
   Debt Service
Total Expenditures                                                             39,016           175,111          136,095

Excess of Revenues Over
  (Under) Expenditures                                                        (19,683)          (89,446)          69,763

Other Financing Sources (Uses):
  Sale of Fixed Assets                                                          2,825             9,809           (6,984)
  Operating Transfers In                                                       87,218           146,357          (59,139)
  Operating Transfers (Out)                                                   (68,852)          (68,887)              35
  Long Term Debt Proceeds
  Encumbrances, Beginning of Year                                                  41                41
Total Other Financing
  Sources (Uses)                                                               21,232            87,320          (66,088)

Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                                                     1,549            (2,126)           3,675

Fund Balances - Beginning of Year                                                 (67)              (67)
Equity Conveyed to Other Entities
Residual Equity Transfers (Out)
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies
Fund Balances - End of Year                                                 $   1,482            (2,193)           3,675

____________________________________________________________________________________________________________________________(Cont)
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County

____________________________________________________________________________________________________________________

                            COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN FUND BALANCES
                                            (BUDGET AND ACTUAL) NONGAAP BUDGETARY BASIS
                                                       ALL GOVERNMENTAL FUND TYPES
                                                        Year Ended June 30, 2001
                                                                (In Thousands)
                                                                                                    STATEMENT 1C (Cont)
                                                                                          TOTALS (MEMORANDUM ONLY)
                                                                             Actual on                           Variance
                                                                             Budgetary                          Favorable
                                                                               Basis            Budget        (Unfavorable)

Revenues:
  Taxes                                                                   $   432,468           417,907           14,561
  Licenses, Permits and Franchises                                             34,796            31,590            3,206
  Fines, Forfeitures and Penalties                                             40,139            38,243            1,896
  Revenues from Use of Money and Property                                      63,768            31,263           32,505
  Aid from Other Governmental Agencies:
   State                                                                    1,202,051         1,366,940         (164,889)
   Federal                                                                    488,937           509,708          (20,771)
   Other                                                                       48,140            46,250            1,890
  Charges for Current Services                                                223,296           228,563           (5,267)
  Other Revenue                                                                37,186            55,976          (18,790)
Total Revenues                                                              2,570,781         2,726,440         (155,659)

Expenditures:
  Current:
   General                                                                    144,275           205,151           60,876
   Public Protection                                                          741,156           811,502           70,346
   Public Ways and Facilities                                                 111,767           166,448           54,681
   Health and Sanitation                                                      505,363           595,344           89,981
   Public Assistance                                                          754,645           896,038          141,393
   Education                                                                   22,466            25,484            3,018
   Recreational and Cultural                                                   16,142            21,158            5,016
   Capital Outlay                                                              39,016           175,111          136,095
   Debt Service                                                                64,535            64,601               66
Total Expenditures                                                          2,399,365         2,960,837          561,472

Excess of Revenues Over
  (Under) Expenditures                                                        171,416          (234,397)         405,813

Other Financing Sources (Uses):
  Sale of Fixed Assets                                                          2,858             9,809           (6,951)
  Operating Transfers In                                                      502,956           562,608          (59,652)
  Operating Transfers (Out)                                                  (624,244)         (647,129)          22,855
  Long Term Debt Proceeds                                                       3,584             3,584
  Encumbrances, Beginning of Year                                             115,980           115,980
Total Other Financing
  Sources (Uses)                                                                1,134            44,852          (43,718)

Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                                                   172,550          (189,545)         362,095

Fund Balances - Beginning of Year                                             444,697           444,697
Equity Conveyed to Other Entities
Residual Equity Transfers (Out)                                                (7,141)           (7,141)
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies                                                          447                                447
Fund Balances - End of Year                                               $   610,553           248,011          362,542

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                   COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN RETAINED EARNINGS
                                            ALL PROPRIETARY FUND TYPES
                                             Year Ended June 30, 2001
              With Comparative Figures for Year Ended June 30, 2000
                                                  (In Thousands)
                                                                                                           STATEMENT 1D
                                                                    PROPRIETARY                           TOTALS
                                                                    FUND TYPES                      (MEMORANDUM ONLY)
                                                                               INTERNAL
                                                            ENTERPRISE          SERVICE            2001             2000
Operating Revenues:
  Charges for Services                                       $33,248            264,272          297,520           242,197

Operating Expenses:
  Salaries                                                     3,802             21,296           25,098            25,561
  Claims and Judgments                                                           51,593           51,593            22,398
  Cost of Materials                                                              43,223           43,223            45,119
  Repairs and Maintenance                                      1,221             18,477           19,698            14,401
  Fuel                                                                            4,801            4,801             4,062
  Equipment Rental                                               576                395              971             1,544
  Sewage Processing                                            9,897                               9,897            10,975
  Contracted Services                                         13,910             95,114          109,024            65,705
  Depreciation                                                 2,929              7,506           10,435             9,896
  Utilities                                                      293             29,340           29,633            15,146
  Other                                                        3,425             10,628           14,053            14,681
Total Operating Expenses                                      36,053            282,373          318,426           229,488

   Operating Income (Loss)                                    (2,805)           (18,101)         (20,906)           12,709

Nonoperating Revenues:
   Interest                                                    4,568              4,132            8,700             5,946
   Taxes                                                          30                                  30                26
   Grants                                                      1,180                               1,180               722
   Gain on Disposal of Equipment                                   6                 97              103                58
   Other                                                          30                 18               48                83
Total Nonoperating Revenues                                    5,814              4,247           10,061             6,835

Nonoperating Expenses:
  Interest on Long-Term Debt                                      18                374              392               575
  Loss on Disposal of Equipment                                  323                 45              368             2,286
  Other                                                            1                 14               15
Total Nonoperating Expenses                                      342                433              775             2,861

Nonoperating Income (Loss)                                     5,472              3,814            9,286             3,974

Net Income (Loss) Before Contributions and Transfers           2,667            (14,287)         (11,620)           16,683

Capital Contributions                                           (311)            26,207           25,896
Operating Transfers In                                           756              4,977            5,733            10,527
Operating Transfers (Out)                                       (583)            (5,853)          (6,436)           (2,597)
Net Income (Loss)                                              2,529             11,044           13,573            24,613

Depreciation on Grant Funded Fixed Assets                        586                                 586               446

Increase (Decrease) in Retained Earnings                       3,115             11,044           14,159            25,059

Retained Earnings:
Beginning Balance                                             95,475             17,376          112,851            81,891
Retained Earnings
  Ending Balance                                             $98,590             28,420          127,010           106,950

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                                   COMBINED STATEMENT OF CASH FLOWS
                                                      ALL PROPRIETARY FUND TYPES
                                                       Year Ended June 30, 2001
                                              With Comparative Figures for June 30, 2000
                                                           (In Thousands)
                                                                                                           STATEMENT 1E
                                                                                PROPRIETARY                  TOTALS
                                                                                FUND TYPES              (MEMORANDUM ONLY)
                                                                                        INTERNAL
                                                                          ENTERPRISE     SERVICE        2001         2000
Cash Flows from Operating Activities:
  Operating Income (Loss)                                                $   (2,805)     (18,101)    (20,906)       12,709
   Adjustments to Reconcile Operating Income (Loss) to
     Net Cash Provided by Operating Activities:
      Depreciation                                                           2,929         7,506      10,435         9,896
      Decrease (Increase) in Accounts Receivable and
        Notes Receivable, Net                                                  667        (1,381)       (714)           16
      Decrease (Increase) in Prepaid Expense
      Decrease (Increase) in Due from Other Fund                               131       (10,120)     (9,989)       (6,535)
      Decrease (Increase) in Inventory of Materials
        and Supplies, Net                                                                    352         352          (135)
      Increase (Decrease) in Accounts Payable                                  147          (306)       (159)        6,363
      Increase (Decrease) in Accrued Payroll                                    (3)           35          32            20
      Increase (Decrease) in Due to Other Funds                             (1,656)       41,600      39,944         8,243
      Increase (Decrease) in Due to Other Governments                        1,283                     1,283        (1,339)
      Increase (Decrease) in Long-Term Debt Payable                            (37)       24,879      24,842        (4,044)
      Increase (Decrease) in Deferred Revenue                                   14        (1,500)     (1,486)        1,145
      Other Revenue                                                             61                        61           109
Net Cash Provided (Used) by Operating Activities                               731        42,964      43,695        26,448

Cash Flows from Non-Capital Financing Activities:
  Advances Made no Long-Term Loans                                                           (74)        (74)          183
  Grants                                                                     1,491                     1,491        (1,209)
  Transfers from (to) Other Funds                                              518          (876)       (358)        7,930
  Residual Equity Conveyed to Other Entities                                                  (3)         (3)
  Loans from (to) Other Funds                                                                                       10,964
Net Cash Provided (Used) by Non-Capital
  Financing Activities                                                        2009          (953)      1,056        17,868

Cash Flows from Capital and Related Financing Activities:
  Acquisition of Fixed Assets                                               (1,008)      (25,565)    (26,573)      (20,546)
  Capital Contributions                                                                   26,007      26,007
  Proceeds from Sale of Equipment                                                6           683         689           680
  Grants                                                                       387                       387         1,934
  Principal Paid on Long-Term Debt                                            (176)       (5,211)     (5,387)       (3,800)
  Interest Paid on Long-Term Debt                                              (20)         (427)       (447)         (542)
  Transfers from (to) Other Funds                                             (345)                     (345)
  Residual Equity Transfers In                                                                                      17,590
Net Cash Provided (Used) by Capital and Related
  Financing Activities                                                      (1,156)       (4,513)     (5,669)       (4,684)
Cash Flows from Investing Activities:
  Interest                                                                   4,557         4,170       8,727         5,368

Net Increase (Decrease) in Cash and Cash Equivalents                         6,141        41,668      47,809        45,000

Cash and Cash Equivalents-Beginning of Year                                 61,530       106,644     168,174       123,174

Cash and Cash Equivalents-End of Year                                      $67,671       148,312     215,983       168,174
Noncash Investing, Capital Financing Activities:
  Acquisition of Fixed Assets                                                 $108                       108           749
  Transfer Fixed Assets from (to) General Fixed
   Assets/Other Funds                                                                        204         204         5,573
  Fixed Asset Acquisition through Capital Lease                                                -           -         2,418
  Fixed Asset write-off                                                       (291)                     (291)       (1,856)
  Assumption of Capital Lease From General Long-Term Debt                                      -           -           365
  Accrued Interest                                                             980         1,144       2,124         1,367
Total Noncash Investing Capital Financing Activities                          $797         1,348       2,145         8,616

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                                   PENSION TRUST FUND
                                         STATEMENT OF CHANGES IN PLAN NET ASSETS
                                                Year Ended June 30, 2001
                                   With Comparative Figures for Year Ended June 30, 2000
                                                      (In Thousands)
                                                                                                           STATEMENT 1F
                                                                                                            TOTALS
                                                                                                     2001           2000

ADDITIONS:
  Contributions:
   Employer                                                                                          $41,123         38,167
   Plan Members                                                                                       10,789          8,359
Total Contributions                                                                                   51,912         46,526

Investment Income:
  Net Appreciation (Depreciation)
   in Fair Market Value of Investments                                                             (506,362)       420,965
  Interest Income                                                                                    112,795        105,053
  Other Income                                                                                        48,772         38,366
Total Investment Income                                                                             (344,795)       564,384

Total Additions                                                                                     (292,883)       610,910

DEDUCTIONS:
  Benefits                                                                                           154,828        142,565
  Refunds of Contributions                                                                             1,645            976
  Administrative Expense                                                                               6,383          5,318
Total Deductions                                                                                     162,856        148,859

Net Increase (Decrease)                                                                             (455,739)       462,051

Net Assets Held in Trust for Pension Benefits:
  Beginning of Year                                                                                4,272,606      3,810,555

End of Year                                                                                       $3,816,867      4,272,606

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                                PENSION TRUST FUND
                                        STATEMENT OF CHANGES IN NET ASSETS
                                             Year Ended June 30, 2001
              With Comparative Figures for Year Ended June 30, 2000
                                                  (In Thousands)
                                                                                                           STATEMENT 1G
                                                                                                            TOTALS
                                                                                                     2001           2000

ADDITIONS:
   Contributions on Pooled Investments                                                           $12,872,164     10,339,734
   Interest and Investment Income                                                                     89,979         62,208
Total Additions                                                                                   12,962,143     10,401,942

DEDUCTIONS:
  Distribution from Pooled Investments                                                            12,720,822     10,154,935

Net Increase (Decrease)                                                                              241,321        247,007

Net Assets Held in Trust for Pool Participants:
  Beginning of Year                                                                                1,219,739      1,071,074

End of Year                                                                                       $1,461,060      1,318,081

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                      Financial Report of San Diego County
______________________________________________________________________________________

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            YEAR ENDED JUNE 30, 2001

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting policies of the County of San Diego (the "County")
         conform to generally accepted accounting principles (GAAP) applicable to governmental units. The following is a summary of the more significant of such policies.

A.       THE FINANCIAL REPORTING ENTITY

                  The County of San Diego is a political subdivision of the
                  State of California (the "State") charged with general
                  governmental powers and governed by an elected five-member
                  Board of Supervisors (the "Board"). As required by generally accepted accounting principles, these financial statements present the County of San Diego (the primary government) and its component units. The component units discussed in Note 1B are included in the County's reporting entity because of the significance of their operational or financial relationships with the County.

B.       INDIVIDUAL COMPONENT UNIT DISCLOSURES

                  Blended component units are listed below. The first seven
                  component units are legally separate entities which are
                  governed by the San Diego County Board of Supervisors. They are reported as if they were part of the primary government, because they benefit the County exclusively. The San Diego
                  County Capital Asset Leasing Corporation (SANCAL) is a
                  non-profit corporation governed by a five-member Board of
                  Directors which is appointed by the County Board of
                  Supervisors. SANCAL is reported as if it was part of the
                  primary government, because its sole purpose is to finance the acquisition of County buildings and equipment. The San Diego
                  County Employees Retirement Association (SDCERA) is governed by a nine-person Board of Directors of which four members are appointed by the County Board of Supervisors. SDCERA is a
                  legally separate entity reported as if it were part of the primary government, because it exclusively benefits the County by providing pensions for retired County employees. The San
                  Diego County Children and Families Commission (SDCCFC) is
                  governed by a five-member Board of Commissioners. All five
                  Commissioners are appointed by the County Board of
                  Supervisors. SDCCFC is reported as if it was part of the
                  primary government, because its sole purpose is to finance the cost of ensuring that parents have high quality information and support so that their young children are physically,
                  emotionally and developmentally ready to learn. Separate
                  financial statements for the individual component units
                  described above may be obtained from the County Chief
                  Financial Officer/Auditor and Controller.

                  The first five entities listed below are included as special revenue funds, the sanitation districts as enterprise funds, and the Redevelopment Agency as a capital project fund and debt service fund. SANCAL is included as a special revenue fund, capital project fund and debt service fund. SDCERA is included as a pension trust fund. SDCCFC is included as a
                  special revenue fund.

                           County Service Districts
                           Flood Control District
                           Lighting Maintenance District
                           Air Pollution Control District
                           County of San Diego Housing Authority
                           Sanitation Districts
                           San Diego County Redevelopment Agency
                           San Diego County Capital Asset Leasing Corporation (SANCAL)
                           San Diego County Employees' Retirement Association (SDCERA)
                           San Diego County Children and Families Commission (SDCCFC)

C.       BASIS OF PRESENTATION

                  The financial transactions of the County are recorded in
                  individual funds and account groups. The various funds and account groups are reported by type in the financial
                  statements. Amounts in the "Totals-Memorandum Only" columns in the financial statements represent a summation of the combined financial statement line-items of the fund types and account groups and are presented only for analytical purposes. The summation includes fund types and account groups that use
                  different bases of accounting, both restricted and
                  unrestricted amounts, and the caption "amount to be provided,"
                  which is not an asset in the usual sense. Consequently,
                  amounts shown in the "Totals-Memorandum Only" columns are not comparable to a consolidation and do not represent the total resources available or total revenues and
                  expenditures/expenses of the County.

                  The County implemented Governmental Accounting Standards Board
                  (GASB) Statement No. 33, "Accounting and Financial Reporting
                  for Nonexchange Transactions" for fiscal year 2000/01. This statement establishes new standards concerning the timing for recognizing nonexchange transactions as revenues and deferred revenues. The County, in accordance with the statement,
                  determined that it was not practical to restate the detailed transactions for fiscal year 1999/00 and, instead, restated
                  the beginning fund balance/net asset numbers of certain funds for fiscal year 2000/01. It may therefore be misleading to make meaningful comparisons between the two fiscal years. The numbers for fiscal year 1999/00 are presented for
                  informational purposes. See footnote 4H for additional
                  details. The County uses the following fund categories, fund types, and account groups:

                  Governmental Fund Types

                  General Fund - To account for all financial resources except those required to be accounted for in another fund. The
                  general fund is the County's operating fund.

                  Special Revenue Funds - To account for the proceeds of
                  specific revenue sources that are legally restricted to
                  expenditures for specified purposes. Included in these funds are the general funds of various component entities as
                  described in Note 1B.

                  Debt Service Funds - To account for the accumulation of
                  resources for the payment of principal and interest on general long-term debt.

                  Capital Project Funds - To account for financial resources to be used for the acquisition or construction of major capital facilities (other than those financed by proprietary fund
                  types).

                  Proprietary Fund Types

                  Enterprise Funds - To account for operations (a) that are
                  financed and operated in a manner similar to private business enterprises, where the intent of the governing body is that the costs (expenses, including depreciation) of providing
                  goods or services to the general public on a continuing basis be financed or recovered primarily through user charges; or
                  (b) where the governing body has decided that periodic
                  determination of revenues earned, expenses incurred, and/or net income is appropriate for capital maintenance, public
                  policy, management control, accountability, or other purposes.

                  Internal Service Funds - To account for the financing of goods or services provided by one department to other departments of the County, or to other governments, on a cost-reimbursement basis.

                  Fiduciary Fund Types

                  Trust and Agency Funds - To account for assets held by the
                  County as a trustee or as an agent for individuals, private organizations, other governments and/or other funds. These include the pension trust fund (San Diego County Employees'
                  Retirement Association), investment trust fund and agency
                  fund.

                  Account Groups

                  General Fixed Assets Account Group - To account for all fixed assets of the County, except those accounted for in the
                  proprietary-fund types.

                  General Long-Term Debt Account Group - To account for all
                  long-term obligations of the County, except those accounted for in the proprietary fund types.

D.       BASIS OF ACCOUNTING

                  The accounting and financial reporting treatment applied to a fund is determined by its measurement focus. All governmental funds are accounted for using a current financial resources measurement focus. With this measurement focus, only current assets and current liabilities generally are included on the balance sheet. Operating statements of these funds present increases (i.e., revenues and other financing sources) and decreases (i.e., expenditures and other financing uses) in net current assets. Agency funds are custodial in nature and do not involve measurement of results of operations.

                  All proprietary funds, the pension trust fund and the
                  investment trust fund are accounted for on a flow of economic resources measurement focus. With this measurement focus, all assets and all liabilities associated with the operation of these funds are included on the balance sheet. Fund equity for the proprietary funds (i.e., net total assets) is segregated into contributed capital and retained earnings components.
                  Proprietary fund type operating statements present increases
                  (e.g., revenues) and decreases (e.g., expenses) in net total assets. Financial Accounting Standards Board Statements issued after November 30, 1989, are not applied in reporting
                  proprietary fund operations.

                  Governmental and Agency fund types are accounted for on the modified accrual basis of accounting. Revenues are recognized when susceptible to accrual, (i.e., both measurable and
                  available). Available means collectible within the current period or soon enough thereafter to be used to pay liabilities of the current period. The County considers this to be one year. In applying the susceptible to accrual concept to
                  intergovernmental revenues, the legal and contractual
                  requirements of the individual programs are used as guidance.
                  Revenues that are accrued include property taxes, sales tax, interest, and state and federal grants and subventions.
                  Expenditures are generally recognized when the related fund liability is incurred. Exceptions to this general rule
                  include: (1) principal and interest on long-term debt which is recognized when due; (2) prepaid expenses which are reported as current period expenditures, rather than allocated; and (3)
                  accumulated unpaid vacation, sick leave, and other employee benefits which are reported in the period due and payable
                  rather than in the period earned by employees.

                  Proprietary fund types, the pension trust fund and the
                  investment trust fund are accounted for on the accrual basis of accounting. Their revenues are recognized in the period earned and expenses are recognized in the period incurred.
                  There are no unbilled utility service receivables for the
                  proprietary fund types.

E.       PROPERTY TAXES

                  Taxes are levied for each fiscal year on taxable real and
                  personal property which is situated in the County as of the preceding January 1 lien date. However, upon a change in
                  ownership of property or completion of new construction, State law requires an accelerated recognition and taxation of
                  changes in real property assessed valuation. For assessment and collection purposes, property is classified either as
                  "secured" or "unsecured" and is listed accordingly on separate parts of the assessment roll. The "secured roll" is that part of the assessment roll containing locally assessed and State assessed property secured by a lien which is sufficient, in the opinion of the assessor, to secure payment of the taxes.
                  Other property is assessed on the "unsecured roll."

                  Property taxes on the secured roll are payable in two
                  installments, due November 1 and February 1. If unpaid, such taxes become delinquent after 5:00 p.m. on December 10 and
                  April 10, respectively, and a ten percent penalty attaches.
                  Property on the secured roll with unpaid delinquent taxes is declared tax-defaulted after 5:00 p.m. on June 30 th . Such property may thereafter be redeemed by payment of the
                  delinquent taxes, the ten percent delinquency penalty, a ten dollar cost, a fifteen dollar per parcel redemption fee (from which the State receives five dollars), and redemption penalty of one and one-half percent per month starting July 1 and
                  continuing until the end of redemption collectively, the
                  "Redemption Amount"). If taxes remain unpaid after five years on the default roll, the property becomes subject to tax sale by the County Treasurer-Tax Collector.

                  Property taxes on the unsecured roll are due as of the January
                  1 lien date and become delinquent, if unpaid, on August 31. A ten percent penalty attaches to delinquent taxes on property on the unsecured roll and an additional penalty of one and one-half percent per month begins to accrue on November 1.

F.       ASSETS, LIABILITIES, AND FUND EQUITY

                  Cash and Investments

                  Investments in County funds are stated at fair value.
                  Securities which are traded on a national or international exchange are valued at the last reported sales price at
                  current exchange rates. Short-term investments in the Pension
                  Trust Fund are reported at cost, which approximates fair
                  value. The fair value of Pension Trust Fund real estate
                  investments is based on independent appraisals. Investments of the Pension Trust Fund that do not have an established market are reported at estimated fair value.

                  For purposes of reporting cash flows, all amounts reported as
                  "Equity in Pooled Cash and Investments," "Collections in
                  Transit," and "Imprest Cash" are considered cash equivalents.
                  Pooled cash and investment carrying amounts represent monies deposited in the County Treasurer's cash management pool and are similar in nature to demand deposits, (i.e., funds may be deposited and withdrawn at any time without prior notice or penalty). Allocations of assets and liabilities to individual funds related to reverse re-purchase agreements are not
                  considered cash equivalents for purposes of cash flow
                  reporting.

                  Inventories

                  Inventories, which consist of expendable supplies, are stated
                  at average cost. They are accounted for as expenditures at the time of purchase and reported in the balance sheet of the
                  General Fund and the Special Revenue Funds as an asset with an offsetting reserve. Inventory held by the Road Fund, a special revenue fund, and the proprietary fund types is carried at average cost and is expended when consumed.

                  Fixed Assets

                  General fixed assets are recorded as expenditures in the
                  governmental fund types at time of purchase. These assets are capitalized at cost in the General Fixed Assets Account Group
                  (GFAAG). The County has elected not to capitalize interest costs during the construction phase for assets capitalized in the GFAAG but does capitalize such interest, net of interest earned on invested proceeds over the same period, for assets capitalized in proprietary funds. In the case of acquisitions through gifts or contributions, such assets are recorded at fair market value at the time received. No depreciation has been provided on general fixed assets. Fixed assets consisting of certain improvements other than buildings, including roads, bridges, curbs and gutters, streets and sidewalks, and
                  drainage systems have not been capitalized. Such assets
                  normally are immovable and of value only to the County;
                  therefore, the purposes of stewardship and cumulative
                  accountability for capital expenditures are satisfied without recording these assets. Proprietary fund type fixed assets are reported in those funds at cost or estimated fair market value at time of donation.

                  Depreciation is charged to operations of proprietary funds over the fixed assets' estimated useful lives using the
                  straight-line method for structures and improvements, and the hours/miles-of-service method for equipment. The estimated useful lives are as follows:

                                    Structures and Improvements                 5-50 years
                                    Equipment                                   4-20 years

                  Long-Term Liabilities

                  Long-term liabilities expected to be financed with resources from governmental fund types are accounted for in the General
                  Long-Term Debt Account Group. Long-term liabilities of all proprietary fund types are accounted for in the respective funds.

                  Amounts recorded as accumulated leave benefits include an
                  amount representing salary-related payments such as the
                  employer's share of social security and Medicare taxes
                  associated with payments made for such compensated absences.
                  Accumulated leave benefits including vacation, sick leave, and compensatory time worked in the amount of approximately $68.8 million for the governmental fund types as of June 30, 2001, is recorded in the General Long-Term Debt Account Group. These amounts would not be expected to be liquidated from expendable available financial resources but would be expected to be
                  liquidated in future years as employees elect to use these benefits as prescribed by Civil Service rules and regulations.

                  Reservation/Designation of Fund Equity

                  Reserves represent those portions of fund equity not
                  appropriable for expenditure or legally segregated for a
                  specific future use. Designated fund balances represent
                  tentative plans for future use of financial resources.

                  Comparative Data/Totals-Memorandum Only

                  Comparative data for the prior year has been presented in
                  certain of the accompanying financial statements in order to provide an understanding of changes in the County's financial position and operations. Also, certain of the prior year
                  amounts have been reclassified to conform with the current year financial statement presentations. See footnote 4H for additional details.

2.       STEWARDSHIP, COMPLIANCE AND ACCOUNTABILITY

A.       BUDGETARY INFORMATION

                  General Budget Policies

                  An operating budget is adopted each fiscal year for the
                  governmental funds. Annual budgets are not required to be
                  adopted for SANCAL, a non-profit corporation. Accordingly,
                  Special Revenue, Debt Service, and Capital Projects Funds for
                  this entity are not included in the accompanying Combined
                  Statement of Revenues, Expenditures and Changes in Fund
                  Balances - (Budget and Actual) NonGAAP Budgetary Basis.
                  Unencumbered appropriations for the governmental funds lapse at fiscal year-end. Encumbered appropriations are carried
                  forward to the subsequent fiscal year. Budgets for the
                  governmental funds are adopted on a basis of accounting which is different from generally accepted accounting principles.

                  The major areas of differences are as follows:

                  Encumbrance accounting is employed in governmental funds.
                  Encumbrances (e.g., purchase orders, contracts) are reported as budgeted expenditures in the year the commitment to
                  purchase is incurred. For GAAP purposes, encumbrances
                  outstanding at fiscal year-end are reported as reservations of fund balances and do not constitute expenditures and
                  liabilities, because the appropriations for these commitments will be carried forward and the commitments honored in the subsequent fiscal year.

                  Long-term capital lease obligations are not budgeted as an expenditure and source of funds in the year the asset is
                  acquired. Under a GAAP basis, such obligations are included as an expenditure and source of funds in the year the asset is acquired.

                  Loans and deposits to other agencies, if any, and their
                  subsequent repayments are budgeted as expenditures and
                  revenues, respectively. Under a GAAP basis, these items are not recognized as expenditures and revenues.

                  On a budgetary basis, unrealized gains and losses on the fair value of investments are not recognized. For GAAP purposes, such gains or losses are recognized. Expenditures may not
                  legally exceed budgeted appropriations at the expenditure
                  object level within each department. Departmental intrafund expenditure transfers do not have the budgetary status of
                  legal appropriations. Therefore, variances between estimated transfers and actual transfers are not displayed in the
                  general purpose financial statements, but are displayed as a general fund schedule within the Comprehensive Annual
                  Financial Report. All amendments to the adopted budget require
                  Board approval and, as such, reported budget figures are as originally adopted or subsequently amended by the Board.
                  Supplemental appropriations during the year ended June 30,
                  2001, amounted to $257.6 million in the general fund.

B.       BUDGETARY TO GAAP BASIS RECONCILIATION

                  The following schedule is a reconciliation of the budgetary and GAAP fund balances (In Thousands):

                                                                                Special        Debt        Capital
                                                                     General    Revenue       Service     Projects
                                                                      Fund        Funds        Funds        Funds
                 Fund Balance-Budgetary Basis                         $373,908     233,669      1,494        1,482
                 Encumbrances Outstanding at Year-End                   99,848      67,741                     160
                 Fair Value Change in Investments                        2,086       2,955          4           37
                 Restatement of 2000 fund balances                     142,442     138,364                  (5,901)
                 Fund Balances-Non Budgeted Funds                                    1,730     37,002       26,757
                 Fund Balances - GAAP Basis                           $618,284     444,459     38,500       22,535

C.       FUND DEFICITS

                  The following funds have an accumulated deficit at June 30,
+2001 (In Thousands):

                 Capital Projects Funds
                 San Diego County Redevelopment Agency (SDCRA)                            $ 8,152

                 Enterprise Funds
                 Transit                                                                    $ 425

                 Internal Service Funds
                 Risk financing                                                          $ 25,618

                  The deficit within the SDCRA fund is due to the use of loan proceeds in advance of the receipt of benefit fees or
                  incremental tax revenues. This deficit will be reduced in
                  future years upon the receipt of the incremental tax revenues.
                  The deficit within the Transit fund is due to inadequate cost recovery from user fees and the recognition of fair value
                  changes in the value of investments. This deficit will be
                  reduced in future years as securities mature and user fees are adjusted to cover costs. The deficit in the Risk Financing fund is due to the prior years' recognition of liabilities based on actuarial studies. This deficit is expected to be reduced over a 10 year period beginning July 1, 1997, through increased rates to County departments and reduced claim
                  experience through increased risk management.

3.       DETAIL NOTES ON ALL FUNDS AND ACCOUNT GROUPS

A.       EQUITY  IN POOLED  CASH AND  INVESTMENTS,  CASH,  INVESTMENTS,  AND
         OBLIGATIONS  UNDER  REVERSE  REPURCHASE AGREEMENTS

                  The County maintains a cash and investment pool that is
                  available for use by all funds of the County as well as the funds of other agencies for which the County Treasury is the depository. The San Diego County Treasurer issues a separate annual financial report on the County Investment Pool. This report may be obtained by writing to the San Diego County
                  Treasurer, Room 152, County Administration Center, 1600
                  Pacific Highway, San Diego, California, 92101 or by calling
                  (619) 531-4743. Copies are also available on the internet at
                  www.sdtreastax.com.

                  Each fund type's portion of this pool is displayed on the
                  combined balance sheet as "Equity in Pooled Cash and
                  Investments." Interest earned on the pooled funds is accrued in a pooled interest apportionment agency fund and is
                  allocated based on the average daily cash balances of the
                  participating funds. State law requires that interest income related to certain funds be considered income of the general fund of the County. Such interest has been recorded as revenue in the general fund.

                  "Cash with Fiscal Agent," represents amounts on deposit with trustees for the Air Pollution District, SANCAL, Pension Trust
                  Fund (SDCERA), Pension Obligation Bonds, Redevelopment Agency,
                  Teeter Commercial Paper Notes, and for repayment of the
                  General Fund Tax and Revenue Anticipation Notes.

                  "Investments," represents the Inactive Wastesite Management
                  Fund investments, the Pension Trust Fund (SDCERA) investments and stocks and bonds held for other agencies.

                  Deposits: At year-end the carrying amount of the County's
                  deposits was $431,528,000 and the balance per various
                  financial institutions was $414,528,000. Of the balance in financial institutions, $790,000 was covered by federal
                  deposit insurance and $413,738,000 was collateralized
                  according to State statutes which require depositories having public funds on deposit to maintain a pool of securities with the agent of the depository having a market value of at least
                  10% in excess of the total amount of all public funds on
                  deposit. Of this amount $134,256,000 was held by the County or its agent in the County's name and $279,482,000 was held by the depository's trust department or agent in the County's name.

                  Investments: State statutes authorize the County to invest in obligations of the U.S. Treasury, agencies and
                  instrumentalities, commercial paper rated A-1 by Standard &
                  Poor's Corporation or P-1 by Moody's Commercial Paper Record,
                  bankers acceptances, repurchase and reverse repurchase
                  agreements, medium-term notes, and negotiable certificates of deposit issued by national and state licensed or chartered banks or federal or state savings and loan associations.
                  Pension Trust Fund investments are authorized by the County
                  Employees' Retirement Law of 1937. Statutes authorize "Prudent
                  Expert" guidelines as to the form and types of investments which may be purchased. The County's investments are
                  categorized below to give an indication of the level of risk assumed by the entity at year end (In Thousands). Category 1 includes investments that are insured or registered or for which the securities are held by the County or its agent in the County's name. Category 2 includes uninsured and
                  unregistered investments for which the securities are held by counterparty's trust department or agent in the County's name.
                  There were no investments with a risk Category 2 at June 30,
                  2001. Category 3 includes uninsured and unregistered
                  investments for which the securities are held by the
                  counterparty, or by its trust department or agent but not in the County's name.

                                                                               Category                 Fair Value
                                                                   ---------------------------------- ---------------
                                                                   ---------------- ----------------- ---------------
                 (In Thousands)                                           1                3
                 Investments - Categorized
                      Bankers Acceptances                          $                    $ 29,996            29,996
                      Repurchase Agreements                              230,000           5,192           235,192
                      Commercial Paper                                   729,194                           729,194
                      U.S. Government Securities                       1,663,838         147,996         1,811,834
                      Negotiable certificates of deposit                 145,940                           145,940
                      Corporate notes                                     88,101                            88,101
                      Corporate bonds                                    612,608                           612,608
                      Common and preferred stock                       2,284,969                         2,284,969
                 Investments held by the County for other agencies:
                      U.S. Government Securities                             109             109
                      Corporate bonds                                         36              36
                      Common Stock                                             2               2
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 Subtotal                                              5,754,797         183,184         5,937,981
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 Investments - Not Categorized Investments held by broker
                      dealers under Securities loans:
                          U.S. Government securities                                                        13,776
                          Corporate bonds                                                                   66,815
                          Common and preferred stock                                                        91,544
                      Mutual Funds                                                                         267,348
                      Real Estate Equity                                                                   396,335
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 TOTAL INVESTMENTS                                                                      $6,773,799
                 ------------------------------------------------- ---------------- ----------------- ---------------

                  Fair values and estimates of fair values are provided monthly by an independent pricing agency and such values are not
                  supported by any guarantees on the part of the pool sponsor or the pricing agency. The County and certain school districts are involuntary pool participants in the County Treasurer's investment pool and represent 92.7 percent of the total pooled cash and investments on hand at June 30, 2001.

                  Reverse Repurchase Agreements: State statutes permit the
                  County to enter into reverse repurchase agreements, that is, a sale of securities with a simultaneous agreement to repurchase them in the future at the same price plus a contract rate of interest. The County had no reverse repurchase agreements
                  outstanding at June 30, 2001.

                  Securities Lending Transactions: Under the provisions of State statutes, the County Treasurer lends U.S. government
                  obligations and SDCERA lends U.S. government obligations,
                  domestic and international bonds and equities to
                  broker-dealers and other entities (borrowers) for collateral that will be returned for the same securities in the future.
                  The County's custodial bank manages the securities lending programs for the County Treasurer and receives cash and
                  securities as collateral pledged at 102 percent of the market value of securities lent. Fiscal agents for SDCERA manage the securities lending programs and receive cash securities
                  pledged at 102 percent of fair value for domestic securities lent and 105 percent of the fair value of international
                  securities lent.

                  Additional collateral has to be provided the next business day if its value falls to 100 percent or less of the market value of the securities lent. The collateral securities can not be pledged or sold by the County Treasurer or SDCERA unless the borrower defaults. No more than 20 percent of the Treasurer's pooled investment portfolio may be lent at one time. There is no restriction on the amount of SDCERA securities that may be lent at one time. Securities on loan at year-end are presented as unclassified in the preceding schedule of custodial credit risk and represent transactions of the SDCERA pension trust fund. At year-end, the pension trust fund has no credit risk exposure to borrowers because the amounts SDCERA owes the
                  borrowers exceeds the amounts the borrowers owe SDCERA. The term to maturity of securities loans is generally matched with the term to maturity of the cash collateral. Such matching existed at fiscal year end.

B.       RESTRICTED ASSETS-INVESTMENTS

                  Certain investments have been restricted by operation of law to fund post closure landfill costs over a 30-year period.
                  These investments are recorded in the Inactive Wastesite
                  Special Revenue Fund.

C.       GENERAL FIXED ASSETS

                  The following is a summary of investments in general fixed assets by sources and a summary of changes in general fixed assets as of and for the year ended June 30, 2001.

                                            Sources of Investment in General Fund Assets
                                                      By Fund at June 30, 2001
                                                           (In Thousands)
                 ----------------------------------------------------------------------------------------------------
                 ---------------------------------------------------------- -----------------------------------------
                 General Fund:
                      General Fund Revenues                                              $1,192,458
                      Federal and State Grants                                                1,658
                 Special Revenue Funds:
                      Special Revenue Fund Revenues                                          73,134
                      Special Revenue State & Fund Revenues                                      65
                 Capital Projects Funds:
                      Lease Revenue Bonds                                                       174
                      Certificates of Participation                                             273
                 ---------------------------------------------------------- -----------------------------------------
                 ---------------------------------------------------------- -----------------------------------------
                 Total                                                                   $1,267,762
                 ---------------------------------------------------------- -----------------------------------------

                                         Summary of Changes in General Fixed Assets by Class
                                                  For the Year Ended June 30, 2001
                                                           (In Thousands)

                                                        Beginning       Additions       Deletions     Ending Balance
                                                         Balance
                 Land                                   $  217,073        27,215           22,710          221,578
                 Structures & Improvements                 532,719       270,124               97          802,746
                 Equipment                                  62,544        11,388            4,272           69,660
                 Construction in Progress                  424,372        27,214          277,808          173,778
                 ------------------------------------ --------------- --------------- --------------- ---------------
                 ------------------------------------ --------------- --------------- --------------- ---------------
                 Total                                  $1,236,708       335,941          304,887        1,267,762
                 ------------------------------------ --------------- --------------- --------------- ---------------

D.       PROPRIETARY FUND TYPE FIXED ASSETS

                  Following is a summary of Proprietary Fund Type Fixed Assets by class as of June 30, 2001 (In Thousands):

                                                                       Enterprise              Internal Service
                 Land                                                   $ 7,491
                 Structures & Improvements                               90,625                      3,479
                 Equipment                                               11,650 8                    2,539
                 Construction in Progress                                 3,929                     29,854
                 ---------------------------------------------- -------------------------- --------------------------
                 ---------------------------------------------- -------------------------- --------------------------
                 Total                                                  113,695                    115,872
                 ---------------------------------------------- -------------------------- --------------------------
                 ---------------------------------------------- -------------------------- --------------------------

                 Less Accumulated Depreciation                           45,583                     40,222
                 ---------------------------------------------- -------------------------- --------------------------
                 ---------------------------------------------- -------------------------- --------------------------
                 Net                                                   $ 68,112                     75,650
                 ---------------------------------------------- -------------------------- --------------------------
E.       LEASE COMMITMENTS

                  The County has commitments under long-term property operating lease agreements for facilities used for operations. These leases do not meet the criteria for capitalization under FASB
                  Statement 13. The County is the lessee under the terms of
                  several non- cancelable operating leases for real property used to house certain County facilities. The combined rental cost for which the County is obligated under these leases is as follows (In Thousands):

                                                 Fiscal Year                    Minimum
                                                                                Payments
                                                   2001/02                       $ 7,486
                                                   2002/03                         6,842
                                                   2003/04                         5,663
                                                   2004/05                         5,379
                                                   2005/06                         4,237
                                                 Thereafter                       17,739
                                           ------------------------ ---------------------------------
                                           ------------------------ ---------------------------------
                                                    Total                        $47,346
                                           ------------------------ ---------------------------------
                  Total rental expense for all real property operating leases for the year ended June 30, 2001, was approximately $19.9
                  million.

                  In addition to real property leases, the County has also
                  entered into long-term operating leases for personal property, a large portion of which represents data processing and
                  duplicating equipment. Many of these leases are subject to annual adjustment based upon negotiations. Management expects that in the normal course of business, leases that expire be renewed or replaced by other leases. Total rental expense for these operating leases for the year ended June 30, 2001, was approximately $15.7 million.

                  Certain buildings and equipment are being leased under capital leases as defined in FASB Statement 13. The present value of the minimum lease obligation has been capitalized in the
                  General Fixed Asset Account Group and is reflected as a
                  liability in the General Long-Term Debt Account Group. The
                  County assumes responsibility for all maintenance, repair, and structural modifications under the terms of the lease
                  agreements.

                                     Capital Lease Property Class                 June 30, 2001
                                                                                 (In Thousands)
                              Structures and Improvements                            $45,544
                              Equipment                                               30,981
                              ------------------------------------------- ------------------------------
                              ------------------------------------------- ------------------------------
                              Total                                                  $76,525
                              ------------------------------------------- ------------------------------

                  Future minimum lease payments under capital leases consisted of the following at June 30, 2001 (In Thousands):

                                             Fiscal Year                             Minimum
                                                                                      Lease
                                                                                     Payment
                              2001/02                                                $ 9,504
                              2002/03                                                  9,412
                              2003/04                                                  8,909
                              2004/05                                                  8,887
                              2005/06                                                  8,772
                              Thereafter                                              70,058
                              ------------------------------------------- ------------------------------
                              ------------------------------------------- ------------------------------

                              Total Minimum Lease Payments                           115,542
                              Less: Amount Representing Interest                     (39,017)
                              ------------------------------------------- ------------------------------
                              ------------------------------------------- ------------------------------
                              Net Lease Payments                                    $ 76,525
                              =========================================== ==============================

F.       GENERAL LONG-TERM DEBT

                  General Long-Term Debt outstanding at June 30, 2001, consists of certificates of participation, capital lease obligations
                  (See Note 3E), pension obligation bonds, contracts/loans
                  payable, revenue bonds, arbitrage rebate, accumulated unpaid employee leave benefits (See Note 1F) and landfill closure costs as follows (In Thousands):

                                Obligation                     Interest         Final     Original        Amount
                                                                              Maturity
                                                                 Rate           Date        Amount     Outstanding
                 San Diego County Capital Asset Leasing Corporation (SANCAL):
                 1993 Certificates of Participation         3.00-5.75%       2013         $7,640      $5,735
                 issued March, 1993
                 1993 Certificates of Participation         3.25-5.10%       2007         26,085      14,425
                 issued March, 1993
                 1993 Certificates of Participation         2.50-5.625%      2012         203,400     125,095
                 issued May, 1993
                 1996 Certificates of Participation         4.30-5.50%       2018         52,230      45,315
                 issued May, 1996
                 1996 Certificates of Participation         4.00-6.00%       2019         37,690      35,525
                 issued December, 1996
                 1997 Certificates of Participation         4.00-4.80%       2004         28,035      13,205
                 issued June, 1997
                 1997 Certificates of Participation         4.00-5.00%       2025         80,675      75,620
                 issued July, 1997
                 1998 Certificates of Participation         4.00-4.94%       2022         73,115      65,655
                 issued January, 1999
                 1999 Certificates of Participation         3.60-4.75%       2009         15,010      13,770
                 issued September, 1999
                 2000 Certificates of Participation         4.50-5.125%      2010         51,620      47,730
                 issued May, 2000
                 2000 Certificates of Participation         4.50%            2020         19,000      5,975
                 issued May, 2000
                 2001 Certificates of Participation         4.00%            2008         18,400      18,400
                 issued June, 2001
                 ------------------------------------------ ---------------- ------------ ----------- ---------------
                 ------------------------------------------ ---------------- ------------ ----------- ---------------
                 Total Certificates of Participation                                      612,900     466,450
                 ------------------------------------------ ---------------- ------------ ----------- ---------------

                                 Obligation                  Interest Rate       Final      Original      Amount
                                                                             Maturity Date   Amount     Outstanding
                 San Diego Regional Building Authority
                 ------------------------------------------  4.60-6.363%         2019       $ 46,965   $ 39,035
                    Lease beginning October, 1991
                 Third Party Financing Leases:
                    Motorola Corporation
                       Lease beginning December, 1995        5.65%               2011       39,772     29,830
                    Others:
                       Various beginning dates from
                            August, 1997 to the present      4.24-8.00%        2002-2008    11,337     7,660
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 Total Capitalized Leases                                                   98,074     76,525
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 ------------------------------------------- --------------- -------------- ---------- --------------

                 Calif. Integrated Waste Mgmt Board
                       Loans beginning December, 1995        5.83-5.87%          2016       1,260      1,050
                 Dept. of Transportation Loans
                       Beginning March, 2001                 5.63%               2017       3,584      3,440
                 Taxable Pension Obligation Bonds
                       Series A                              4.7-6.60%           2007       430,430    317,345
                 Revenue Bonds
                       Redevelopment Agency Series 1995
                                                             4.75-6.75%          2020       5,100      4,770
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 Total Other Long-Term Obligations                                          440,374    326,605
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 Arbitrage Rebate                                                                      64
                 Accumulated Unpaid Employee Leave
                       Benefits                                                                        68,807
                 Landfill Closure                                                                      101,000
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 Total General Long-Term Debt                                                          $1,039,451
                 ------------------------------------------- --------------- -------------- ---------- --------------

                  The certificates of participation (COP) of the SANCAL
                  non-profit corporation listed above are secured by annual base rental lease payments payable by the County for use of the facilities constructed or equipment purchased from debt
                  proceeds. There are also encumbrances on the facilities
                  constructed with the proceeds of the SANCAL COP and the San
                  Diego Regional Building Authority Bonds. The capital leases between the County and SANCAL have been eliminated for
                  financial reporting purposes and the related assets and debt
                  (e.g. certificates of participation of SANCAL) are reported as
                  San Diego County's assets and debt, respectively.

                  Changes in General Long-Term Debt for the year ended June 30,
                  2001, are summarized as follows (In Thousands):

                                Obligation                   Beginning      Additions    Retirements      Ending
                                                              Balance                                     Balance
                 Certificates of Participation               $515,980         18,400        67,930         466,450
                 Capital Lease Obligations                     81,834                        5,309          76,525
                 Contracts/Loans Payable                        1,120          3,584           214           4,490
                 Pension Obligation Bonds                     347,305                        29960         317,345
                 Redevelopment Agency                           4,870                          100           4,770
                 Arbitrage Rebate                                  16             48                            64
                 Accumulated Unpaid Employee Leave             65,479          3,328                        68,807
                      Benefits
                 Inactive Landfill Closure                    101,000                                      101,000

                 ----------------------------------------- --------------- ------------- ------------- --------------
                 ----------------------------------------- --------------- ------------- ------------- --------------
                      Total                                $1,117,604         25,630       103,513       1,039,451
                 ----------------------------------------- --------------- ------------- ------------- --------------

                  The following is a schedule of debt service requirements to maturity, including interest, for General Long-Term Debt
                  outstanding at June 30, 2001 (In Thousands). Accumulated
                  unpaid employee leave benefits and Landfill Closure are
                  excluded since they are not estimable due to timing of
                  payments.

                 Fiscal Years   Certificates     Capital        Other        Pension     Redevelopment      Total
                    Ending           of                       Long-Term     Obligation
                    June 30     Participation    Leases      Obligations      Bonds          Agency
                 2002             $  57,023        9,504         469           53,753          420       121,169
                 2003                59,659        9,412         456           56,448          424       126,399
                 2004                57,920        8,909         456           59,270          422       126,977
                 2005                54,281        8,888         455           62,237          424       126,285
                 2006                54,246        8,772         454           65,349          426       129,247
                 2007-2011          192,837       38,618       2,230           94,686        2,150       330,521
                 2012-2016           87,428       17,437       2,097                         2,178       109,140
                 2017-2021           59,793       14,002         181                         2,215        46,191
                 2022-2026           30,602                                                               30,602

                 -------------- -------------- ------------ -------------- ------------- --------------- ------------
                 -------------- -------------- ------------ -------------- ------------- --------------- ------------
                 Total             $653,789      115,542       6,789          391,743        8,659       1,176,531
                 -------------- -------------- ------------ -------------- ------------- --------------- ------------

                  Prior Year Defeasance of Debt

                  In prior years, the County defeased certain lease revenue
                  bonds/certificates of participation (COPs) by placing the
                  proceeds of the original issue plus additional County
                  contributions in an irrevocable trust to provide for all
                  future debt service payments on the old obligations.
                  Accordingly, the trust account assets and the liability for the defeased obligations are not included in the County's
                  financial statements. At June 30, 2001, $87.6 million of
                  bonds/COPs outstanding are considered defeased.

                  Advance Refunding of Long-Term Debt

                  San Diego County Capital Asset Leasing Corporation (SANCAL)

                  On June 28, 2001 SANCAL issued $18.4 million in Certificates of Participation (COP) with a variable interest rate. This variable-rate debt does not have minimum and maximum rate
                  limits. At the pricing date, the assumed variable interest rate was 4%. The net proceeds will be used to current refund
                  $38.05 million of COP issued by SANCAL in 1991 for the Interim
                  Justice Facility Project. The COP issued by the Corporation were secured by a long-term capital lease between the County and the Corporation. The net proceeds of $17.87 million (less underwriting fees of $184,000 and other issuance costs of
                  $347,000) were used to purchase the par value of $18.4 million in US Government securities and to fund certain reserves for the COP. Those securities were deposited in an irrevocable trust with an escrow agent to provide for the payment of the outstanding securities. As a result, the SANCAL 1991 COP is considered defeased. The liability for those COP issued by
                  SANCAL and long-term capital lease between the County and the
                  Corporation have been removed from the general long-term debt account group.

                  While there are inherent risks in issuing COP with variable rates, SANCAL will monitor the fluctuations in interest rates and will evaluate the economic advantage of refunding the
                  issuance with a fixed rate or paying off the debt. Using the assumed variable rate of 4% at the time of pricing, SANCAL current refunded SANCAL's 1991 COP to achieve short-term
                  budgetary savings to the County and to reduce the total debt service payments over the next 7 years by an estimated amount of $512,000 and to obtain an economic gain (difference between the present values on the old and new debt) of an estimated amount of $377,000.

                  Inactive Landfill Closure Costs

                  The County maintains 17 waste disposal sites that were closed prior to 1985. Consistent with State and Federal regulations pertaining to closed landfills, post- closure costs for these landfills, to include facilities maintenance and groundwater monitoring over a 30 year period, are estimated at $101
                  million in current year costs. This amount has been recorded in the general long-term debt account group. Actual costs may be higher due to inflation, changes in technology or changes in regulations. The County has funded this liability from cash reserves realized in prior years.

G.       PROPRIETARY FUND TYPES LONG-TERM DEBT

                  Proprietary fund types long-term debt consists of revenue
                  bonds, loans payable, capital leases, contracts payable, and unpaid accumulated employee leave benefits. The revenue bonds are general obligations of the issuing district and as such, the district is empowered and obligated to levy ad valorem taxes upon all taxable property within the. 30 - district
                  without limit as to rate or amount for the purpose of paying the principal and interest. The bonds are also payable from restricted sewer service revenues of the issuing districts. A schedule of proprietary fund types long-term debt is as
                  follows (In Thousands):

                              Obligation               Interest Rate       Final        Original        Amount
                                                                                                      Outstanding
                                                                       Maturity Date     Amount        6/30/2001

                  Revenue Bonds:                          6.70-7.00%       2001            $285           $ 25
                       Alpine Sanitation 1970A
                  Loans:                                      5.3%         2003              61              5
                       Julian Sanitation
                  Capital Leases:
                       Mail/Print/Records ISF:                4.73%        2002             166             54
                          Koch Financial
                          Pitney Bowes                    4.33-4.62%       2003             304            107

                       Fleet ISF:
                          Koch Financial                  4.88-5.63%       2002           5,803            117
                          Pitney Bowes                    4.22-4.87%       2004          11,101          6,201
                          GECPAC                          5.35-7.05%       2001             387              7
                  ----------------------------------- ---------------- -------------- -------------- --------------
                  ----------------------------------- ---------------- -------------- -------------- --------------
                  Total                                                                  18,107          6,516
                  ----------------------------------- ---------------- -------------- -------------- --------------
                  ---------------------------------------------------- -------------- -------------- --------------

                  Contract Payable Spring Valley                                                           195
                  Long-term Claims Payable -                                                            84,210
                        Risk Financing ISF
                  Unpaid Accumulated Employee                                                            2,231
                        Leave Benefits
                  ---------------------------------------------------- -------------- -------------- --------------
                  ----------------------------------- ---------------- -------------- -------------- --------------
                  Total Proprietary Fund Types                                                         $93,152
                  Long-Term Debt
                  ----------------------------------- ---------------- -------------- -------------- --------------

                  The following is a schedule of debt service requirements to maturity, including interest, for proprietary fund types
                  revenue bonds, loans and capital leases outstanding at June
                  30, 2001. Accumulated unpaid employee leave benefits are
                  excluded because they are not estimable due to timing of
                  payments. Long term claims payable are also excluded since they are based on estimates which are uncertain as to the
                  probable date of payment (In Thousands):

                                 Year Ending             Revenue       Loans     Capital Leases      Total
                           ------------------------
                                   June 30                Bonds
                                     2002                    $26         4             3,269         3,299
                                     2003                                5             2,785         2,790
                                     2004                                                844           844

                           ------------------------- ---------------- --------- ----------------- ------------
                           ------------------------- ---------------- --------- ----------------- ------------
                                    Total                    $26         9             6,898         6,933
                           ------------------------- ---------------- --------- ----------------- ------------
H.       SPECIAL ASSESSMENT DEBT

                  The County Treasurer/Tax Collector acts as an agent for
                  property owners and bondholders in collecting and forwarding special assessment monies. The County is not obligated for repayment of any special assessment bonds and all special
                  assessment debt is solely the obligation of various separate governmental agencies. The amount of special assessment debt outstanding for which the County is a fiduciary is $18.7
                  million at June 30, 2001.

I.       INTERFUND RECEIVABLE AND PAYABLE BALANCES

                  Individual Fund interfund balances at June 30, 2001 were (In
Thousands):

                                                                                Due From             Due To
                                                                          --------------------    Other Funds
                                                                              Other Funds

                 General Fund:                                                  $ 198,025            43,115
                 Special Revenue Funds:
                       Road                                                         3,068             1,603
                       Inactive Wastesites                                            657               273
                       Lighting District                                               34                21
                       Air Pollution                                                  323               265
                       County Library                                                 346               427
                       Asset Forfeiture Program                                        78                15
                       Inmate Welfare Program                                         228               361
                       HCD                                                            406             4,807
                       Cable TV                                                        23                13
                       Park Land Dedication                                            97                43
                       Children and Families Commission                             1,358                82
                       County Service Districts                                       248               169
                       Flood Control District                                         286                67
                       Housing Authority                                            1,573             3,014
                       Realignment                                                  6,328            45,042
                       Public Safety                                                  272            29,204
                       Other Special Districts                                         56               585

                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Special Revenue Funds                                       15,381            85,991
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Debt Service Funds:
                       Pension Obligation Bonds                                       $26                 -
                       Nonprofit Corporation                                           47                 -
                       Redevelopment Agency                                            21               307
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Debt Service Funds                                              94               307
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Capital Projects Funds:
                       Capital Outlay                                               5,827            13,217
                       Edgemoor Development                                             4                 1
                       Nonprofit Corporation                                           40             9,313
                       Redevelopment Agency                                            36                20
                 Total Capital Projects Funds                                      15,907            22,551
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Enterprise Funds:
                       Airport                                                        746               296
                       Liquid Waste                                                   332               142
                       Transit                                                         39                64
                       Sanitation Districts                                           855               239
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Enterprise Funds                                             1,972               741
                 -------------------------------------------------------- --------------------- -----------------
         I.       INTERFUND RECEIVABLE AND PAYABLE BALANCES (Continued)

                                                                                Due From             Due To
                                                                          --------------------    Other Funds
                                                                              Other Funds

                 Internal Service Funds:
                       Road & Communication Equipment                                650                 262
                       Purchasing                                                  2,436                 749
                       Risk Financing                                                382               1,283
                       Fleet Services                                              1,695               1,039
                       Mail, Print and Records                                       339                 708
                       Facilities Management                                       7,783               6,268
                       Information Technology                                     10,436              48,990
                       Other Miscellaneous                                            51                 375
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Internal Service Funds                                     23,772              59,674
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Trust and Agency Funds:
                       Pension Trust                                               2,460                 835
                       Investment Trust                                           61,965               5,962
                       Agency                                                      2,421             102,821
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Trust and Agency Funds                                     66,846             109,618
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                       Total Due To - Due From Other Funds                     $ 321,997             321,997
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                                                                                Advances            Advances
                                                                          --------------------        From
                                                                                   To             Other Funds
                                                                              Other Funds

                 General Fund:                                                      $689

                 Special Revenue Funds:
                       County Service Districts                                                          371
                       Flood Control District                                        157
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Special Revenue Funds                                         157                 371
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Debt Service Funds:
                       Nonprofit Corporation                                         478
                       Redevelopment Agency                                          287
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Debt Service Funds                                            478                 287
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Capital Projects Funds:
                       Redevelopment Agency                                                           10,331
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Capital Projects Funds                                                         10,331
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Enterprise Funds:
                       Airport                                                     9,637
                       Sanitation Districts                                          314
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Enterprise Funds                                            9,772                 314
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Internal Service Funds:
                       Special District Loans                                        207
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Internal Service Funds                                        207
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Advances To - Advances From Other Funds                    11,303             $11,303
                 -------------------------------------------------------- --------------------- -----------------
J.       RESIDUAL EQUITY TRANSFERS

                  Residual equity transfers consisted of transfers from the
                  General Fund to the Fleet Internal Service Fund (ISF) in the
                  amount of $7.1 million. Total residual equity transfers in do not equal total residual equity transfers out because the $7.1 million is recorded as a capital contribution in the Fleet
                  ISF.

K.       SEGMENT INFORMATION FOR ENTERPRISE FUNDS

                  The County maintains three enterprise funds which provide
                  airport, liquid waste, and transit services. Segment
                  information for the year ended June 30, 2001, for those funds and six sanitation districts for which the Board of
                  Supervisors has oversight responsibility was as follows (In
                  Thousands):

                                                          Airport      Liquid       Transit    Sanitation     Totals
                                                                        Waste                   Districts

                  Operating Revenue                      $5,424         3,772       11,843       12,209        33,248
                  Depreciation                              745            16          586        1,582         2,929
                  Operating Income (Loss)                (1,032)           32         (765)      (1,040)       (2,805)
                  Tax Revenue                                                           30           30
                  Grant Revenue                           1,180                                   1,180
                  Other Nonoperating Revenue                327           216          197        3,864         4,604
                  Nonoperating Expenses                      32                        310          342
                  Nonoperating Income or (Loss)           1,475           216          197        3,584         5,472
                  Net Income or (Loss)                      561           335       (1,003)       2,636         2,529
                  Capital Contributions                                  (435)         124         (311)
                  Plant, Property and Equipment:
                  Additions                                 472            10          387          346         1,215
                           Deletions                         33                        668          290           991
                  Net Working Capital                    15,062         1,610           11       58,754        75,437
                  Total Assets                           36,573         1,906        7,450      102,124
                  Total Equity                           35,914         1,514        4,323      101,295       143,046
                  Long-Term Liabilities                     110           168                       225           503

L.       CONTRIBUTED CAPITAL

                  During fiscal year 2000/01 contributed capital neither
                  increased nor decreased substantially in accordance with the
                  Governmental Accounting Standards Board's Statement No. 33,
                  "Accounting and Financial Reporting for Nonexchange
                  Transactions", footnote 18. Instead, capital contribution
                  changes are reflected in the Combining Statements of Revenues,
                  Expenses and Changes in Retained Earnings.

                                                             Enterprise Funds

                                                                      Liquid                 Sanitation
                                SOURCE                  Airport       Waste       Transit    Districts     Total
                  Accumulated Depreciation on           $                          (6,036)                 (6,036)
                      Grant Funded Fixed Assets
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------

                  Contributed Capital, July 1            15,922        695         10,784      23,091      50,492
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------

                  ------------------------------------ ----------- ------------- ---------- ------------ ----------
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------
                  Contributed Capital, June 30          $15,922        695          4,748      23,091      44,456
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------

                                                           Internal Service Funds

                     Source              Road &           Spec.            Mail/
                   Comm.             Dist.            Print     Facil.    Info.    Other
                                         Equip.    Purch.  Loans    Fleet   Records    Mgmt.    Tech.    Misc.    Total

         Governments'
         Contributions Total
         Additions (Reductions)          $                    3                                            (4)       (1)
         ------------------------------- -------- -------- ------- -------- --------- -------- --------- ------- --------
         ------------------------------- -------- -------- ------- -------- --------- -------- --------- ------- --------
         Contributed Capital,             9,541   1,189     904    34,599      583      186    10,453       4    57,459
           July 1
         ------------------------------- -------- -------- ------- -------- --------- -------- --------- ------- --------
         ------------------------------- -------- -------- ------- -------- --------- -------- --------- ------- --------
         Contributed Capital,            $9,541   1,189     907    34,599      583      186    10,453            57,458
           June 30
         ------------------------------- -------- -------- ------- -------- --------- -------- --------- ------- --------

4.       OTHER NOTE DISCLOSURES

A.       COMMITMENTS AND CONTINGENCIES

(1)      Litigation

                           In addition to the accrued liability for litigation
                           and Workers Compensation claims described in Note 4B,
                           the County has a potential liability of $19 million
                           that could result if unfavorable final decisions were
                           rendered in numerous lawsuits to which the County is
                           a named defendant. Appropriations are budgeted
                           annually for those portions of obligations coming due
                           that fiscal year. Estimates of potential liabilities
                           described above include estimates of claims incurred
                           but not reported at June 30, 2001.

(2)      Unrecorded Leave Benefits.

                           County employees have unrecorded accumulated benefits
                           of approximately $109.5 million in sick leave. These
                           benefits are not payable to employees upon
                           termination and are normally liquidated in future
                           years as employees elect to use their benefits as
                           prescribed by Civil Service rules and regulations.
                           Accumulated vacation, sick leave, and compensatory
                           time-off for which employees are eligible for payment
                           upon separation has been recorded as current or
                           long-term liabilities in the appropriate funds or
                           General Long-Term Debt Account Group as described in
                           Note 1F.

(3)      Tax and Revenue Anticipation Notes

                           At June 30, 2001 $175 million of Tax and Revenue
                           Anticipation Notes issued during fiscal year 2000/01
                           were still outstanding. Monies for complete
                           redemp-tion of these notes were fully segregated with
                           an independent trustee at June 30, 2001, and
                           subsequently used to redeem the notes on October 4,
                           2001. On July 3, 2001, the County issued $150 million
                           of Tax and Revenue Anticipation notes to finance
                           fiscal year 2001/02 General Fund cash flow
                           requirements. The notes are scheduled to mature on
                           June 28, 2002.

(4)      Teeter Obligation Commercial Paper Notes

                           From November 1995 through June 2001, the County
                           issued $82.7 million in taxable and $210.3 million in
                           tax-exempt commercial paper notes (CP) to provide
                           ongoing financing for tax apportionments to taxing
                           jurisdictions within the County in the amount of
                           delinquent secured property taxes due these
                           districts. The notes are secured by delinquent
                           secured property tax collections. No CP can be issued
                           for a period longer than 270 days. At June 30, 2001,
                           the outstanding balances of CP were $20.0 and $43.9
                           million for taxable and tax-exempt notes,
                           respectively.

(5)      Third Party Debt

                           Mortgage Revenue Bonds

                           Multi-family Housing Revenue Bonds are issued to
                           provide construction and permanent financing to
                           developers of multi-family residential rental
                           projects located in the County to be partially
                           occupied by persons of low or moderate income.
                           Between December 1985 and June 2001, the County
                           issued $49.7 million of Mortgage Revenue Bonds of
                           which $41.1 million were still outstanding as of June
                           30, 2001.

                           Certificates of Participation

                           Beginning in April 1998, $112 million in Certificates
                           of Participation have been issued to provide funding
                           for construction of capital improvements and
                           refunding of prior obligations for a hospital and
                           medical center located within the County. In December
                           1998, the County entered into a lease agreement with
                           the San Diego Natural History Museum to issue $15
                           million of COPs to finance certain museum
                           improvements. In September 1999, the County entered
                           into a lease agreement with the Burnham Institute to
                           issue $51.5 million of COPs to finance the purchase
                           of real property. In March 2000, the County entered
                           into a lease agreement with the San Diego Museum of
                           Art to issue $6 million of COPs to finance certain
                           museum improvements. In April 2000, the County
                           entered into a lease with the Salk Institute to issue
                           $15 million of COPs to finance the acquisition,
                           construction and equipping of certain research
                           facilities. In May 2001, the County entered into a
                           lease agreement with the University of San Diego to
                           issue $36.9 million of COPs to finance certain
                           capital improvements for the University. As of June
                           30, 2001, $233.4 million of such COPs are still
                           outstanding.

                           Industrial Development Revenue Bonds

                           Industrial Development Revenue Bonds have been issued
                           to provide financial assistance for the acquisition,
                           construction, and installation of facilities for
                           industrial, commercial, or business purposes to
                           mutually benefit the citizens of the County. The
                           County issued $3.5 million of Industrial Development
                           Revenue Bonds in October 1987 and all of the
                           outstanding bonds were redeemed on November 1, 2000.
                           There are currently no county issued Industrial
                           Development Revenue Bonds outstanding.

                           Reassessment District Improvement Bonds

                           Reassessment District Improvement Bonds were issued
                           to provide for refunding an earlier issuance of
                           Improvement Bonds for an assessment district. The
                           district issued $28.8 million of Improvement Bonds in
                           July 1991 to finance the acquisition of certain
                           infrastructure improvements specially benefiting
                           properties within an assessment district. In July
                           1997, the district issued $21.8 million of
                           Reassessment Bonds to refund the original issuance,
                           of which $18.8 million were still outstanding as of
                           June 30, 2001.

                           Mortgage Revenue Bonds, Certificates of
                           Participation, Industrial Development Revenue Bonds
                           and Reassessment District Improvement Bonds as
                           described above, together with interest thereon, are
                           limited obligations of the County payable solely from
                           bond proceeds, revenues and other amounts derived
                           solely from home mortgage and health institutions,
                           developer loans secured by first deeds of trust,
                           irrevocable letters of credit, irrevocable surety
                           bonds and tax assessments. In the opinion of County
                           officials, these bonds and certificates are not
                           payable from any revenues or assets of the County,
                           and neither the full faith and credit nor the taxing
                           authority of the County, the State or any political
                           subdivision thereof is obligated to the payment of
                           the principal or interest on the bonds. Accordingly,
                           no liability for these bonds have been recorded in
                           the General Long-Term Debt Account Group.

(6)      Federal Programs

                           The County participates in a number of federal
                           financial assistance programs. Although these
                           programs have been audited through June 30, 2000, in
                           accordance with the provisions of the Single Audit
                           Act of 1996, the resolution of previously identified
                           questioned costs has not occurred. The amount, if
                           any, of expenditures which may be disallowed by the
                           granting agencies cannot be determined at this time,
                           although the County expects such amounts, if any, to
                           be immaterial.

(7)      SDCERA

                           SDCERA is party to financial instruments with
                           off-balance sheet risk to generate earnings and
                           stabilize excess earnings from active management of
                           fixed income securities and common stocks. Managed
                           futures contracts include, but are not limited to,
                           contracts for delayed delivery of securities,
                           commodities, or currencies in which the seller agrees
                           to make delivery at a specified future date of a
                           specified instrument at a specified price or yield.
                           Risks arise from the possible inability of
                           counter-parties to meet the terms of their contract.
                           The risks of loss from these off-balance sheet
                           financial instruments include minimal credit risks,
                           but include the possibility that future changes in
                           market prices may make such financial instruments
                           less valuable (market risk).

                           Not reflected in the pension trust fund financial
                           statements are commitments to acquire real estate
                           totaling $94 million.

                           The County has negotiated certain retirement
                           enhancements as part of contract settlements with
                           employee bargaining units that could become effective
                           in March 2002. Because the effective date is
                           contingent upon the resolution of several outstanding
                           issues, the March date is tentative at this time.
                           Implementation is contingent upon the conclusion of
                           labor negotiations with two remaining employee
                           organizations, the resolution of pending retirement
                           litigation, decisions regarding the method of funding
                           the additional benefits, and finally, approval by the
                           County's Board of Supervisors. If implemented, the
                           enhancements include the elimination of Tier II for
                           both general and safety members, the introduction of
                           a "3% at age 50" formula for safety members and a new
                           optional Tier A for active general members.
                           Preliminary actuarial estimates indicate that the
                           Plan's accrued liability would increase by
                           approximately $990 million, including additional
                           reserve requirements for COLA and retiree health. The
                           SDCERA has been working with its actuarial consultant
                           to assess the financial impact of these enhancements,
                           also taking into consideration the current investment
                           market, to ensure that the Plan remains in sound
                           financial condition in accordance with accepted
                           actuarial principles.

(8)      Deposits for Other Agencies

                           The Treasurer is a named paying agent for various
                           bonds issued by other agencies, e.g., school
                           districts, pursuant to the bond resolutions. The
                           proceeds from these issues are deposited with
                           financial institutions as guaranteed investment
                           contracts in accordance with the provisions of the
                           bond resolution and contractual relationships between
                           the Treasurer and these financial institutions. The
                           amounts deposited belong to the specific agency which
                           issued the bonds and are not assets of the County
                           reporting entity and are not held in the County's
                           external investment pool. The County has no liability
                           with respect to these issues.

B.       RISK MANAGEMENT

                  The County operates a Risk Management Program, whereby it is self-insured for premises liability at medical facilities, medical malpractice, errors and omissions, false arrest,
                  forgery, general liability, and the first $1 million of
                  workers' compensation. The County purchases insurance for
                  property damage, certain casualty claims, public officials bond, employee dishonesty, faithful performance, volunteers, excess workers' compensation, airport comprehensive, and loss of money and securities based upon site locations. Earthquake insurance coverage decreased from $100 million to $75 million.
                  Settlements in the areas covered have not exceeded insurance coverage for each of the past three fiscal years. During
                  fiscal year 1994/95, the County established an Internal
                  Service Fund (ISF) to report all of its uninsured risk
                  management activities. Risk management liabilities are
                  reported when it is probable that a loss has occurred and the amount of that loss can be reasonably estimated. An actuarial evaluation was used to determine the workers' compensation portion of total risk liability at June 30, 2001. For the
                  public liability portion of total risk liability, the
                  actuarial evaluation from June 30, 2000 was used with an
                  estimate for changes since that date. The actuarial estimate was based partially on the experience of similar governmental entities and included the effects of specific incremental
                  claim adjustment expenses, salvage and subrogation if such factors could be estimated. This estimate may be modified in future years to reflect the historical accumulation of the
                  County's actual claims experience. At June 30, 2001, the
                  amount of these liabilities, including an estimate for claims incurred but not reported, was estimated at $84.2 million, including $12.0 million in public liability and $72.2 million in workers' compensation. The workers' compensation liability increased by $25 million over last year's figure. The $25
                  million increase includes $16 million that was due to an
                  increase in the minimum required level, and $9 million that was due to the County choosing the more conservative approach of recording the liability at an 80% confidence level. The
                  County began allocating the cost of providing claims service to all its operating funds as a "premium" charge expressed as a percentage of payroll beginning fiscal year 1996/97. Changes in the balances of claim liabilities for fiscal year 1999/00 and 2000/01 were as follows (In Thousands):

                            Fiscal Year           Beginning-of-     Current-Year       Claim       Balance at
                                                                     Claims and                      Fiscal
                                                   Fiscal-Year       Changes in                   -------------
                                                    Liability        Estimates       Payments       Year-End

                              1999/00                $65,221          19,151          (24,849)         59,523
                              2000/01                 59,523          51,593          (26,906)         84,210

                  Also, the County, in compliance with the Tax Reform Act of
                  1986 and subsequent U.S. Treasury Regulations, has performed arbitrage rebate calculations to determine probable amounts due to the Federal government. An estimate of probable
                  arbitrage rebate in the amount of $64,000 has been included in the General Long-Term Debt Account Group.

C.       JOINT VENTURE

                  The County is a participant with 16 incorporated cities in a joint venture to operate an emergency services organization for the purpose of providing regional planning and mutual
                  assistance in the event of an emergency or disaster in the region including accidents involving hazardous waste. The
                  organization is governed by the Unified Disaster Council
                  composed of one voting member from each represented
                  jurisdiction. A contractual agreement requires that the cities provide one- half of the total required funding each year. The
                  County, by agreement, also provides one-half of the required yearly funding. Any participant may terminate participation in the agreement by giving 120 days notice prior to the beginning of the next fiscal year. Total participant contributions for the 2000/01 fiscal year were $399,904. The organization had a cumulative surplus of $223,902 at June 30, 2001. Separate
                  financial statements for the joint venture may be obtained from the County Chief Financial Officer/Auditor and
                  Controller.

D.       JOINTLY GOVERNED ORGANIZATIONS

                  The County Board of Supervisors jointly governs two service authorities, the Service Authority for Abandoned Vehicles and
                  the Service Authority for Freeway Emergencies. These
                  Authorities are governed by two seven-member boards,
                  consisting of representatives from the city councils of the incorporated cities within the County and two members of the
                  County Board of Supervisors. The purpose of the authorities is to provide for the removal of abandoned vehicles on streets and highways and to provide for freeway emergency call boxes on major freeways within the County, respectively. Funding for the authorities is derived from vehicle license fee
                  surcharges, which are collected by the State and deposited into the County Treasury. The County provides minimal
                  administrative staff support for these authorities.

                  The County Board of Supervisors and the San Diego City Council
                  jointly govern the San Diego Workforce Partnership (the
                  "Partnership"). The Partnership's Board of Directors consists of two members of the County Board of Supervisors, two members from the San Diego City Council and one member of a charitable organization. The purpose of the Partnership is to provide employment training to area residents. Funding for such
                  training is provided by State and Federal grants.

                  The County also jointly governs the San Dieguito River Valley
                  Authority, the Serra Cooperative Library System, Southern
                  California Regional Training and Development Center, and the
                  Van Horn Regional Treatment Facility. The governing boards of these entities consist of representatives from the County
                  and/or other regional governments and other counties. The
                  County does not appoint a voting majority to the above boards.
                  Services provided by these entities include park land
                  acquisition, coordination of library services, regional
                  governmental training, and treatment of emotionally disturbed youth.

E.       SAN DIEGO COUNTY EMPLOYEES' RETIREMENT SYSTEM

(1)      Plan Description

                           The SDCERA administers a single-employer defined
                           benefit pension plan which provides retirement,
                           disability, and death benefits for plan members and
                           beneficiaries pursuant to the County Retirement Law
                           of 1937 enacted and amended by the State legislature.
                           The plan is integrated with the Federal Social
                           Security System. Cost-of-living adjustments are
                           provided to members and beneficiaries at the
                           discretion of the SDCERA Board of Retirement. SDCERA
                           issues a publicly available financial report that
                           includes financial statements and required
                           supplementary information for the pension plan. The
                           financial report may be obtained by writing to the
                           San Diego County Employees Retirement Association,
                           401 West A Street, Suite 1300, San Diego, California
                           92101 or by calling (619) 515-0130.

(2)      Basis of Accounting and Fair Value of Investments (See Notes 1D and 1F, respectively).

(3)      Funding Policy

                           State statutes require member contributions to be
                           actuarially determined to provide a specific
                           statutory level of benefit. Member contribution
                           rates, as a percentage of salary, vary according to
                           age at entry, benefit tier level, and certain
                           negotiated contracts which provide for the County to
                           pay a portion of the employees' contribution. Member
                           contribution rates (weighted average) expressed as a
                           percentage of salary are 4.76%-12.48% for general
                           members and 6.51%-14.40% for safety members. The
                           County is also required by State statutes to
                           contribute at an actuarially determined rate; the
                           2000/01 rates, expressed as a percentage of covered
                           payroll, are - (3.82)% for general members and 2.96%
                           for safety members.

(4)      Annual Pension Cost

                           For the current fiscal year, the County's net annual
                           pension cost was zero and was equal to the County's
                           required and actual contribution. However, the Safety
                           member component did reflect a small liability and
                           the County elected to make contributions of
                           approximately $2 million toward that liability. The
                           General member liability was a negative number. The
                           required contribution rates, as adopted by the SDCERA
                           Board, were determined as part of the June 30, 1998
                           and June 30, 1999 actuarial valuations based upon
                           entry-age actuarial cost method. The actuarial
                           assumptions included (a) an 8.25% investment
                           rate-of-return, (b) projected salary increases of
                           4.5% per year, and (c) cost-of-living increases for
                           retirees of 3.0% (Tier I Safety and General members)
                           and 2.0% (Tier II Safety and General members). The
                           annual pension cost is the same as the annual pension
                           contribution. The actuarial value of assets was
                           determined using techniques that smooth the effects
                           of short-term volatility in the market value of
                           investments over a five-year period. Any unfunded
                           actuarially accrued liability would be funded as a
                           level percentage of projected payroll over a closed
                           five-year period.

(5)      Schedule of Funding Progress (In Millions):

                           Required Supplementary Information Unaudited

                                                        Actuarial
                                          Actuarial     Accrued                                          UAAL as a
                                          Value of     Liability                                         Percentage
                                            Assets    (AAL) Entry     Unfunded    Funded    Covered      Of Covered
                            Actuarial     ----------      Age        AAL (UAAL)   Ratio     Payroll       Payroll
                          Valuation Date     (a)          (b)          (b-a)       (a/b)       (c)       (b-a)/(c)

                          06/30/1998        $2,834.5     2,677.5         0        105.9%      $599.8         0%
                          06/30/1999         3,211.9     2,990.1         0        107.4%       642.8         0%
                          06/30/2000         3,568.7     3,248.8         0        109.8%       672.5         0%

                           The actuarial report for June 30, 2001 is not yet
available.

(6)      Three-Year Trend Information (In Thousands):

                                 Fiscal                Annual                                      Net
                                  Year                Pension           Percentage of            Pension
                                 Ending              Cost (APC)        APC Contributed          Obligation

                               06/30/1998             $24,320                100%                    0
                               06/30/1999                   0                100%                    0
                               06/30/2000              14,341                  0%                    0

                           The actuarial report for June 30, 2001 is not yet
                           available. The Board of Retirement elected to offset
                           the County's APC for the fiscal year ending June 30,
                           2000 from the considerable surplus within the Pension
                           Trust Fund. Therefore, no County monies were expended
                           for the APC.

(7)      Retiree Health Benefits:

                           Retiree health benefits may be available to eligible
                           retirees to the extent that the Board of Retirement
                           on an annual basis approves the payments of such
                           benefits. The Board of Supervisors and the Board of
                           Retirement adopted a funding mechanism under 401(h)
                           of the Internal Revenue Service code, which calls for
                           a portion of the County's contributions to be
                           deposited to a separate account each year. The amount
                           of the contributions placed in this account are then
                           withdrawn from the investment earnings which exceed
                           the assumed rate of return of the portfolio, and
                           placed in the retirement fund to ensure the funding
                           of the pension benefits are made whole and complete.
                           The health benefits fund began its funding with $19.9
                           million that can only be used to pay retirement
                           health benefits.

                           Approximately 8,900 retirees or surviving spouses are
                           eligible to receive these benefits. SDCERA recognizes
                           the cost of providing those benefits by expending
                           annual insurance premiums, which approximated $10.8
                           million for fiscal year 2000/01. A reserve
                           established by the SDCERA Board of Directors for the
                           payment of postretirement health care benefits was
                           approximately $181.5 million at June 30, 2001, a
                           $45.8 million increase from the previous fiscal year.

(8)      Equity and Bond Swaps and Futures Contracts:

                           SDCERA utilizes various financial instruments such as
                           equity and bond interest rate swap agreements and
                           stock and bond futures contracts in order to
                           synthetically create exposure to the equity and bond
                           markets. These financial instruments are intended to
                           be equivalent to the asset they are designed to
                           emulate and SDCERA management believes such
                           investments offer significant advantages over the
                           direct investment in securities including lower
                           transaction fees and custody costs. The SDCERA
                           governing board of directors has adopted a policy
                           whereby specified amounts of cash and certain
                           securities equal the expo-sures resulting from these
                           agreements.

                           The use of swap agreements does expose the pension
                           trust fund to the risk of dealing with financial
                           counterparties and their ability to meet the terms of
                           the contracts. Forward contracts for the purchase of
                           certain commodities are reported at fair value in the
                           financial statements. Obligations to purchase the
                           commodities are not recognized until the commodities
                           are delivered.

F.       NEW SPECIAL REVENUE FUNDS

                  During the fiscal year, the County formed three new Special
                  Revenue Funds. They are entitled Realignment, Children and
                  Families Commission and Public Safety. All three funds were created by eliminating agency funds that formerly held
                  receipts and periodically transferred them to and recognized revenue in the County general fund. The Realignment Fund
                  accounts for revenues and expenditures related to providing health, mental health and public assistance programs to
                  qualifying individuals. Financing is provided by a one-half cent statewide sales tax. The Children and Families Commission
                  Fund accounts for revenues and expenditures related to
                  ensuring that parents have high quality information and
                  support so that their young children are physically,
                  emotionally and developmentally ready to learn. Financing is primarily from a statewide tax on tobacco products. The County
                  Board of Supervisors appoints three of the five commissioners.
                  The Public Safety Fund accounts for revenues and expenditures related to providing public safety services such as sheriffs, fire protection, district attorneys, and corrections.
                  Financing is provided by a one-half cent statewide sales and use tax. The County deemed it impractical to restate the
                  special revenue fund section in the CAFR for the prior period.
                  Instead, the cumulative effect of creating these three new funds is being reported as a restatement of beginning fund balance in the three individual funds for the year ended June
                  30, 2001. The beginning fund balances for the Realignment,
                  Children and Families Commission, and Public Safety Funds were
                  $25.0 million, $62.1 million and $27.5 million respectively.

G.       PRIOR YEAR ADVANCE

                  Prior to the issuance of Revenue Bonds in 1995 by the San
                  Diego County Redevelopment Agency, the County Airport
                  Enterprise Fund funded the initial expenditures of the
                  Agency's two airport projects. It has now been determined that the Redevelopment Agency is required to reimburse the Airport
                  Enterprise Fund, which spent approximately $5.9 million on the projects. The Redevelopment Agency -- Capital Project Fund and
                  the Airport Enterprise Fund have both recognized this increase in their respective Advances From and To Other Funds. They have also adjusted their beginning fund balance and retained earnings figures respectively for the fiscal year ending June
                  30, 2001. The Agency will pay interest on advances, but is not responsible for payment until funds are available for this purpose. Funds were not available this fiscal year and are not expected to be available next year. Therefore, no provision for accrued interest has been made in this report. The
                  Agency's independent auditor has concurred in this treatment.

H.       NEW GOVERNMENTAL ACCOUNTING STANDARDS

                  In December 1998, the Governmental Accounting Standards Board
                  (GASB) issued Statement No. 33, "Accounting and Financial
                  Reporting for Nonexchange Transactions". This statement
                  establishes new standards to guide state and local
                  governments' decisions about when to report the results of nonexchange transactions involving cash and other financial and capital resources. In a nonexchange transaction, a
                  government gives (or receives) value without directly
                  receiving (or giving) equal value in return. The County has adopted the new standards for the current year.

                  In prior years, many nonexchange dollars were collected and maintained in agency funds until such time as they reimbursed expenditures incurred in the general fund and other funds of the County. Thus, revenues were not earned when received, but when expenditures were incurred. Under GASB Statement No. 33, the accounting method changed to require most nonexchange
                  dollars to be recognized as revenues in the general fund or other appropriate fund when received. Time restrictions on revenue recognition required deferred revenues instead of
                  actual revenues. Purpose restrictions did not affect revenue recognition, but did require a reservation of fund balance.
                  The County analyzed hundreds of its trust and agency funds to determine the proper revenue recognition under the new
                  standard. Many funds were found to hold assets for county
                  purposes and for reporting purposes, were moved from the
                  agency category to be recognized in other funds. The agency column now reports only assets held in an agent capacity for other governments, organizations and individuals. Any portion of agency fund assets belonging to other funds at year end are reported in those funds rather than in the agency fund.

                  The adoption of this statement has resulted in a restatement of several fund balances - beginning of year for the current year. The County determined that it was impractical to restate prior periods for an accounting change of this magnitude. Fund
                  Balances - Beginning of Year for the 2000/01 fiscal year were restated (increased) in the General, Road and Flood Control
                  District Funds by $142,442, $12,654 and $11,077 respectively
                  (In Thousands). The details of the adjustment are reflected below:

                                                                                                    Flood
                                                                                                -------------
                                      Restated                         General        Road         Control
                 Reserved for Other Purposes                          $ 118,028       12,696       11,111
                 Designated for Subsequent                               20,783
                    Years' Expenditures
                 Undesignated                                             3,631          (42)         (34)

                 --------------------------------------------------- ------------- ------------ --------------
                 --------------------------------------------------- ------------- ------------ --------------
                 Total                                                 $142,442       12,654       11,077
                 --------------------------------------------------- ------------- ------------ --------------

                  Revenue and fund balance increases were recognized in the
                  current year as a result of implementing the new standards as follows (In Thousands):

                 Reserved for Other Purposes                           $ 34,145        9,604        1,894
                 Designated for Subsequent                                1,668
                    Years' Expenditures
                 Undesignated                                               552

                 --------------------------------------------------- ------------- ------------ --------------
                 --------------------------------------------------- ------------- ------------ --------------
                 Total                                                  $36,335        9,604        1,894
                 --------------------------------------------------- ------------- ------------ --------------

                  The fund balances in the General and Special Revenue Funds, the net assets of the Investment Trust Fund and the amounts due to other governments in the Agency Funds as of June 30,
                  2000 were restated as beginning balances in the fiscal year
                  2000/01 statements as follows:

                                                                     General       Special Revenue        Trust &
                                                                                                          Agency
                 Balances, June 30, 2000 as Previously
                 ----------------------------------------------
                          Reported                                 $ 352,925           207,755          2,003,040
                 Adjustment to Record Revenues
                          of New Special Revenue Funds                                 96,336             (96,336)
                 Adjustment to Recognize Revenues
                          in Accordance with GASB 33                 141,956            23,731           (135,687)
                 Adjustment for Grants Now
                          Recorded as Deferred Revenue                                                    (33,705)
                 Revenue and Expenditure Accruals
                          Related to GASB 33                             486            18,297
                 Adjustments Due to Changes in
                          Fund Classifications                                                             (6,634)
                 ----------------------------------------------- ---------------- ------------------ ------------------
                 ----------------------------------------------- ---------------- ------------------ ------------------

                 Balances, June 30, 2000 as Restated               $ 495,367           346,119          1,730,678
                 ----------------------------------------------- ---------------- ------------------ ------------------

                  In the Investment Trust Fund, the Net Assets Held In Trust for
                  Pool Participants - Beginning of Year for the fiscal year
                  2000/01 was restated (decreased) by $98.3 million. This was a result of the County's thorough review of all trust and agency funds. The adjustment consisted primarily of moving various
                  Investment Trust Fund Equity in Pooled Cash and Investment
                  balances in the amount of $144.8 million to the Agency,
                  General and Special Revenue Funds. In addition, approximately
                  $47.6 million of Agency Fund Equity in Pooled Cash and
                  Investments were moved to the Investment Trust Fund. Other net assets of $1.1 million were moved from Investment Trust Funds.

                  In the Agency Fund, the beginning Equity in Pooled Cash and
                  Investments for the fiscal year 2000/01 was restated
                  (decreased) by $259.1 million. Again, this resulted from the trust and agency fund review. The adjustment consisted of
                  moving various Agency Fund Equity in Pooled Cash and
                  Investments in the amount of $349.5 million to the General,
                  Special Revenue and Investment Trust Funds. The Agency Fund
                  then received approximately $90.4 million of Equity in Pooled
                  Cash and Investments from various Investment Trust Funds. A portion of the assets moved to the General Fund consisted of
                  $32.6 million that was being held there for grants subject to time restrictions and thus was reported as deferred revenue.

                  In April  2000,  the GASB  issued  Statement  No. 36,  "Recipient  Reporting  for Shared  Nonexchange
                  Revenues".  This  statement  amended a paragraph  within  Statement No. 33 relating to shared derived tax  revenues.  The County has  adopted  the new  standard  for the current  year,  but no  reporting changes were necessary.

                  In June 1999, the GASB issued Statement No. 34, "Basic
                  Financial Statements - and Management's Discussion and
                  Analysis - for State and Local Governments". This is a
                  landmark statement that requires government agencies
                  nationwide to report both on a fund basis and also on a
                  government-wide full accrual basis, including infrastructure assets. A comprehensive management discussion and analysis section is also being added. In June 2001, the GASB issued
                  Statement No. 37, "Basic Financial Statements - and
                  Management's Discussion and Analysis - for State and Local
                  Governments: Omnibus". This statement will help governments to better implement GASB Statement No. 34 as it clarifies and modifies certain provisions of that statement. It also
                  provides for a more consistent application to meet changing requirements. In June 2001, the GASB also issued Statement No.
                  38, "Certain Financial Statement Note Disclosures". This
                  statement will provide users with new information while
                  eliminating some disclosures no longer needed. Some
                  requirements addressed are revenue recognition, debt service, receivables, payables, interfund transfers and short term
                  debt. The County has not adopted the new standards in
                  Statement Nos. 34, 37 and 38 for the current year, but must adopt the new standards for the fiscal year beginning July 1,
                  2001. The County has not determined the effect on the
                  financial statements in the year of adoption.

I.       SUBSEQUENT EVENT DISCLOSURE

                  In September 2001, the San Diego Regional Building Authority
                  issued Certificates of Participation (COP), which defeased the
                  1991 COP. Total debt service requirements were reduced by $9.8 million, resulting in an economic gain of approximately $5 million. The County's interest in this debt is 73.29%.

                  In November 2001, SANCAL completed the redemption of
                  $5,975,000 of COP issued in May 2000 to finance the San
                  Pasqual Academy. There are no outstanding COP from the
                  original issuance of $19.0 million.